As filed with the Securities and Exchange Commission on December 19, 2013

Registration No. 333-190831

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT 2 to

FORM S-1

REGISTRATION STATEMENTS UNDER THE SECURITIES ACT OF 1933

DMC Beverage Corp.

(Exact name of registrant as specified in its charter)

Delaware	2080	01-0638346
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

19563 East Mainstreet

Suite 206-i

Parker, CO 80138

Telephone: (888) 645-8423

(Address and telephone number of registrant's

principal executive offices)

Donald G. Mack

19563 East Mainstreet

Suite 206-i

Parker, CO 80138

Telephone: (888) 645 8423

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

J.M. Walker & Associates

Attorneys At Law

7841 S. Garfield Way

Centennial, Colorado

Telephone: (303) 850-7637

Facsimile: (303) 482-2731

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offer Price	Amount of Registration Fee
Common Stock(1)	8,000,000	$0.50	$4,000,000	$545.60
Total	8,000,000	$0.50	$4,000,000	$545.60

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus                         Dated December 19, 2013

DMC Beverage Corp.

Up to a Maximum of 8,000,000 Common Shares at $0.50 Per Share

We are offering for sale a maximum of 8,000,000 common shares in a self-underwritten offering directly to the public at a price of $0.50 per share.  The common shares will be sold by Robert Paladino, our chief revenue officer, George Palmer, our secretary and a director of the registrant, and any other qualified officer or director as the board may determine.

There is no minimum amount of common shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account.  Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations.

The offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2014.  In our sole discretion, we may terminate the offering before all of the common shares are sold.

There is no market for our securities.  Our common shares are presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 IN THIS PROSPECTUS.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      Proceeds of the Offering

                                                                              Per Common Share      Total

                                                                              ------------------------ ---------------

Offering Price                                                                  $0.50             $4,000,000

Proceeds to registrant, before expenses                           $0.50             $4,000,000

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 7.

General

DMC Beverage Corp. (“DMC”) was incorporated under the laws of the state of Delaware on January 11, 2002.

Operations

DMC is a beverage corporation.  We plan to distribute our 100% blended juice beverage product line called CoolJuice®.

Common Shares

Outstanding prior

to the Offering

13,642,367

Common Shares

being sold in

this offering

8,000,000

Terms of Primary

Offering

This is a self-underwritten public offering with no minimum purchase requirement.  Common shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering.  We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account.  Any funds raised from the offering will be immediately available to us for our immediate use.

Termination of the

  Offering

The offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2014.  In management’s sole discretion, we may terminate the primary offering before all of the common shares are sold.

Market for our common

stock

Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.

Going Concern Opinion

Our auditor has issued a going concern opinion.  We have suffered recurring losses from operations and have a net capital deficiency, which raises substantial doubt about our ability to continue as a going concern.

Legal proceedings

On December 17, 2012, the registrant was subject to a court judgment from the Circuit Court of the Tenth Judicial Circuit In and For Polk County, Florida requiring it to repay $70,217.94 in debt to Richert Funding, LLC, a Florida limited liability company.  This amount is due and outstanding.

There are balances due to C.H. Robinson Worldwide, Inc., Echo Global Logistics, and Golden 100/Jouge Inc. of $154,390, $64,699, and $96,147 respectively.  These entities have initiated legal proceedings.  There is also a note payable to a shareholder outstanding.  The principle balance outstanding is $111,000 with $4,240 in accrued interest as of September 30, 2013.  This note is secured by 136,365 common shares of the registrant.  The shareholder has notified the registrant of the loans default, but has not yet begun the litigation to encumber these shares.  The current liability has been recorded in full, but no estimation of the final outcome for accrued interest, legal costs or other judgment costs resulting from the legal proceedings has been evaluated or accrued.

Use of proceeds

We will use the proceeds of this offering to add personnel to expand our business and add personnel as required.  Should we be unable to raise at least $250,000, we would give priority to allocating capital to complete everything necessary to be ready to meet our SEC reporting requirements.  Any remaining capital would be used to fund working capital needs, including the employment of additional personnel.

RISK FACTORS

GENERAL

The purchase of the securities offered by the registrant involves significant risks and other important considerations that may adversely affect the investor and his or her purchase of our shares.  Therefore, prospective purchasers should consider the following factors, among others, before making a decision to purchase the shares offered by the registrant. The material set forth below is intended merely to summarize and highlight certain factors relating to the purchase of the shares and not intended to cover full, supersede, or replace the other portions of this offering, which may discuss these and other factors. This offering of shares under this program is directed only to those persons who are in the position to accept the risks discussed herein.

SPECIFIC RISKS

1.  We are a new business operation and thus cannot guarantee that we will ever become profitable.

We are a relatively new business in that minimal sales of our products have been made to date. There is no guarantee that we will be able to complete the vision of our business plan and expand sales and distribution to the extent that the registrant becomes profitable and failure to complete our goals will adversely affect the value of the securities offered by the registrant as well as the investor’s investment. Any investment in the registrant should be considered a high risk investment because the investor will be placing funds at risk in an unseasoned early stage company with unforeseen costs, expenses, competition and other problems to which such companies are often subject.

2.  We have limited financial resources, which may limit our ability to operate our business plan.

We have limited working capital, yet must sustain all of the development and overhead costs of current operations. Our operations are recently acquired, have minimal working capital and have been relying on shareholder loans and the sale of our securities to fund operations. We may not be able to raise sufficient capital to meet our ongoing needs or fund our business plan, which could result in the termination of the business and the loss of your investment.

3.  We are entering into a highly competitive market.  Our present financial condition may limit our ability to successfully pursue our business.

There are numerous entities in the beverage space, many of which are larger, more experienced, and better funded with working capital than the registrant. The business is highly competitive due to the large field of competitors. We are at a significant disadvantage due to our size, financial strength and short history of operation. Our present financial condition may limit our ability to successfully pursue our business.

Our operating results may fluctuate in the future due to several factors, many of which will be out of our control, such as:

-  The magnitude of our competition.

-  Pricing competition.

-  Potential liability associated with consumer food products.

-  The amount and timing of costs relating to expansion of our operation.

Due to these factors, or unforeseen factors in some future time, our operating results may not meet minimum requirements to continue our existence.

4.  There is currently no market for our shares.

There is currently no market for our shares.  We are attempting to create a market, but until a market develops, it may be difficult to sell any shares purchased during this offering.  It is possible that a market will never develop for our shares.

5.  Volatility in the price or availability of the inputs the registrant depends on, including raw materials, packaging, energy and labor, may adversely impact profitability.

The registrant’s future profitability could be adversely impacted by changes in the cost or availability of raw materials and packaging. The registrant does not currently have any long-term supply agreements with suppliers, and as such, increases in the costs of raw materials and packaging, including but not limited to cost increases due to the tightening of supply, could adversely affect profitability in the future. Future sales price increases of the registrant’s products, such as those to offset increased ingredient costs, may reduce overall sales volume, which could reduce total revenues and operating profit.

6.  The registrant operates in a highly competitive food & beverage industry.

Price competition and industry consolidation could adversely impact the registrant’s results of operations and financial condition. The sales of the registrant’s products are subject to significant competition primarily through discounting and other price cutting techniques by competitors, many of whom are significantly larger and have greater resources than the registrant. In addition, there is a continuing consolidation by the major companies in the food & beverage industry, which could increase competition. Significant competition increases the possibility that the registrant could lose one or more major customers, lose existing product offerings at customer locations, lose market share and/or shelf space, increase expenditures or reduce selling prices, all of which could have an adverse impact on the registrant’s business or results of operations.

7.  If the registrant’s products become adulterated, misbranded or mislabeled, it might need to recall those items and may experience product liability claims if consumers are injured or become sick.

Product recalls or safety concerns could adversely impact the registrant’s results of operations and market share. The registrant may be required to recall certain of its products should they be mislabeled, contaminated or damaged. The registrant also may become involved in lawsuits and legal proceedings if it is alleged that the consumption of any of its products causes injury or illness. A product recall or an adverse result in any such litigation could have a material adverse effect on the registrant’s operating and financial results. The registrant may also lose customer confidence for its entire brand portfolio.

7.  Disruption of the registrant’s supply chain could have an adverse impact on its business, results of operations and financial condition.

The registrant’s ability to manufacture, distribute and sell products is critical to its success. Damage or disruption to the registrant’s manufacturing or distribution capabilities or the supply and delivery of key inputs, such as raw materials, packaging, labor, and energy, could impair its ability to conduct business.  We anticipate that our current business relationships will be adequate once our funding goals have been achieved.  However, should our current lack of funding damage our relationship with our current providers, we will have to look for new sources of ingredients and packaging.

8.  Demand for the registrant’s products may be adversely affected by changes in consumer preferences and tastes or if the registrant is unable to innovate or market its products effectively.

The registrant is a consumer products company operating in highly competitive markets and relies on continued demand for its products. To generate revenues and profits, the registrant must sell products that appeal to its customers and consumers. Any significant changes in consumer preferences or any inability on the registrant’s part to anticipate or react to such changes could result in reduced demand for its products and erosion of its competitive and financial position. The registrant’s success depends on the ability to respond to consumer trends, including concerns of consumers regarding health and wellness, obesity, product attributes and ingredients. In addition, changes in consumer demographics could result in reduced demand for the registrant’s products. Consumer preferences may shift due to a variety of factors, including changes in social trends or negative publicity resulting from regulatory action or litigation against companies in the beverage industry. Any of these changes may reduce consumers’ willingness to purchase the registrant’s products.

9.  The registrant’s continued success is dependent on product innovation, including maintaining a robust pipeline of new products, and the effectiveness of advertising campaigns, marketing programs and product packaging.

While the registrant intends to devote significant resources to meet this goal, there can be no assurance as to the continued ability to develop and launch successful new products or variants of existing products, or to effectively execute advertising campaigns and marketing programs. In addition, both the launch and ongoing success of new products and advertising campaigns are inherently uncertain, especially as to their appeal to consumers. Further, failure to successfully launch new products could decrease demand for existing products by negatively affecting consumer perception of existing brands, as well as result in inventory write-offs and other costs.

10.  The registrant’s distribution network relies significantly on independent operators, and such reliance could affect its ability to efficiently and profitably distribute and market products, maintain existing markets and expand business into other geographic markets.

The registrant’s ability to maintain a distribution network and attract additional independent operators and distributors depends on a number of factors, many of which are outside of the registrant’s control. Some of these factors include: (i) the level of demand for the brands and products, which are available in a particular distribution area; (ii) the ability to price products at levels competitive with those offered by other competing producers; and (iii) the ability to deliver products in the quantity and at the time ordered by independent operators and customers. There can be no assurance that the registrant will be able to meet all or any of these factors in any of the current or prospective geographic areas of distribution. To the extent that any of these factors have a material adverse effect on the relationships with independent operators in a particular geographic area and, thus, limit the ability to maintain and expand the sales market, revenues and financial results may be adversely impacted.  We currently use several different suppliers for ingredients, packaging, and shipping.  Any one of these suppliers may come short, and any failure to deliver will hurt the rest of our operations.

11.  Identifying new independent operators or distributors can be time-consuming and any resulting delay may be disruptive and costly to the business.

There is no assurance that the registrant will be able to maintain current distribution relationships or establish and maintain successful relationships with independent operators in new geographic distribution areas.  We currently use several different suppliers for ingredients, packaging, and shipping.  There is the possibility that the registrant will have to incur significant expenses to attract and maintain additional independent operators in one or more geographic distribution areas in order to profitably expand geographic markets. The occurrence of any of these factors could result in a significant decrease in sales volume of the registrant’s branded products and the products which it distributes for others and materially harm the registrant’s financial condition and results of operations.

12.  The registrant’s continued success depends on the protection of its trademarks and other proprietary intellectual property rights.

The registrant maintains patents, trademarks and other intellectual property rights, which are important to its success and competitive position, and any inability to enforce trademark and other proprietary intellectual property rights could harm the business. The registrant’s efforts to establish and protect trademarks and other proprietary intellectual property rights may not be adequate to prevent imitation of its products by others or to prevent others from seeking to block sales of its products.

13.  New regulations or legislation could adversely affect our business.

Food production and marketing are highly regulated by a variety of federal, state and other governmental agencies. New or increased government regulation of the food industry, including but not limited to areas related to food safety, chemical composition, production processes, traceability, product quality, packaging, labeling, promotions, marketing, and advertising, product recalls, records, storage and distribution could adversely impact the registrant’s results of operations by increasing production costs or restricting the registrant’s methods of operation and distribution.

14.  Difficulties managing growth could adversely affect the registrant’s business, operating results and financial condition.

If the registrant achieves growth in its operations in the next few years, such growth could place a strain on our management, and its administrative, operational and financial infrastructure. The registrant’s ability to manage its operations and growth requires the continued improvement of operational, financial and management controls, reporting systems and procedures. In addition, we may need to hire additional management to manage its future operations. If we are unable to manage its growth effectively or are unable to attract additional highly qualified personnel, our business, operating results and financial condition may be materially adversely affected.

15.   We have not yet adopted of certain corporate governance measures. As a result, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures required by Sarbanes-Oxley are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market.  We are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because all our directors are non-independent, we do not currently have independent audit or compensation committees.  As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

16.  If we fail to develop or maintain an effective system of internal controls, we may not be able to report our financial results timely and accurately or prevent fraud, which would likely have a negative impact on the market price of our common units.

Upon the completion of this offering, we will become subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including the rules thereunder that will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Effective internal controls are necessary for us to provide reliable and timely financial reports, prevent fraud and to operate successfully as a publicly traded partnership. We prepare our consolidated financial statements in accordance with GAAP, but our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. Our efforts to develop and maintain our internal controls may not be successful and we may be unable to maintain effective controls over our financial processes and reporting in the future or to comply with our obligations under Section 404 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley.

Given the difficulties inherent in the design and operation of internal controls over financial reporting, in addition to our limited accounting personnel and management resources, we can provide no assurance as to our, or our independent registered public accounting firm's, future conclusions about the effectiveness of our internal controls, and we may incur significant costs in our efforts to comply with Section 404. Any failure to implement and maintain effective internal controls over financial reporting will subject us to regulatory scrutiny and a loss of confidence in our reported financial information, which could have an adverse effect on our business and would likely have a negative effect on the trading price of our common units.

Although we will be required to disclose changes made in our internal control and procedures on a quarterly basis, we will not be required to comply with Item 308(a) of Regulation S-K requiring management’s annual report on internal control over financial reporting until our Form 10-K for the fiscal year ended December 31, 2013.

17.   The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports.  We estimate that these costs could range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

18.  We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock is restricted as our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock on the OTC Bulletin Board is below $5.00 per share, the registrant's common stock will come within the definition of a "penny stock." As a result, the registrant common stock is subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:

   -   Make a suitability determination prior to selling penny stock to the purchaser;

   -   Receive the purchaser's written consent to the transaction; and

   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

19.   Future sales by our stockholders could cause the stock price to decline and may affect your ability to liquidate your investment.

In the future, the registrant may issue equity and debt securities.  Any sales of additional common shares may have a depressive effect upon the market price of the registrant’s common stock causing the stock price to decline.

20.   Our auditors have issued a going concern statement regarding our financial statements.

Our financial statements have been prepared assuming that we will continue as a going concern.  We have suffered recurring losses from operations and have a net capital deficiency, which raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

21.   We have outstanding debt due, and proceedings have been initiated against us.  Our operations may be effected by the payment of the judgments.

On December 17, 2012, we were subject to a court judgment requiring us to repay $70,217.94 in debt to Richert Funding, LLC, a Florida limited liability company.  This amount is due and outstanding.  There are balances due to C.H. Robinson Worldwide, Inc., Echo Global Logistics, and Golden 100/Jouge Inc. of $154,390, $64,699, and $96,147 respectively.  These entities have initiated legal proceedings.  There is also a note payable to a shareholder outstanding.  The principle balance outstanding is $111,000 with $4,240 in accrued interest as of September 30, 2013.  This note is secured by 136,365 common shares of the registrant.  The shareholder has notified the registrant of the loan’s default, but has not yet begun the litigation to encumber these shares.  The current liability has been recorded in full, but no estimation of the final outcome for accrued interest, legal costs or other judgment costs resulting from the legal proceedings has been evaluated or accrued.  We expect that part of the amounts received in this offering will have to be used to pay down some of this outstanding debt.  So long as these debts remain outstanding, our operational costs will be increased.

FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.  Therefore, the actual experience of the registrant, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the registrant, or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

PLAN OF DISTRIBUTION

This prospectus relates to the sale of 8,000,000 common shares by the registrant.

There is no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the over-the-counter market.  We do not yet have a market maker who has agreed to file such application.

The Offering

We intend to sell the 8,000,000 common shares ourselves and do not intend to use underwriters or pay any commissions for these sales.  We will be selling our common shares using the best efforts of Rob Paladino, our chief revenue officer, and George Palmer, the secretary and a director of the registrant.  No officer or director will receive any compensation for sales made.

In accordance with Rule 3(a)(4)(ii) of the Securities Exchange Act of 1934, Mr. Paladino and Mr. Palmer primarily perform substantial duties on behalf of the issuer that have no connection to securities transactions.

Neither Mr. Paladino nor Mr. Palmer is a broker or dealer or and associated person of a broker or dealer, nor have they been within the preceding 12 months.  They will not participate in selling an offering of securities for any issuer more than once every twelve months other than in reliance on Rule 3(a)(4)(i) and (iii).

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer.  Mr. Paladino and Mr. Palmer will sell the common shares and intend to offer them to friends, family members and business acquaintances.

There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

Penny Stock

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock on the OTC Bulletin Board is below $5.00 per share.  As a result, our common stock will be subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:

   -  Make a suitability determination prior to selling penny stock to the purchaser;

   -  Receive the purchaser’s written consent to the transaction; and

   -  Provide certain written disclosures to the purchaser.

DESCRIPTION OF BUSINESS

Initially founded in 2002, the registrant entered into an agreement and plan of reorganization on July 1, 2012 where it acquired the assets and business of GBX Companies Inc., a Georgia corp., the original founder of CoolJuice, as well as effecting a 53 to 1 reverse merger.  CoolJuice is an all-natural, healthy, vitamin and calcium enhanced, 100% fruit juice targeting kids under 16, their gatekeepers, and young adults.

The registrant intends to distribute our 100% blended juice beverage product line called CoolJuice.  The demand for healthy beverage products for children and families will be filled through our efforts and distribution of the CoolJuice products. CoolJuice has created a substitute for the mass distributed lessor quality juice and beverage products available on grocery shelves today, both refrigerated and shelf stable.

CoolJuice is an all-natural, gluten-free, vitamin and calcium fortified 100% juice blend family with zero artificial ingredients, sweeteners or preservatives sold in the chilled juice / dairy case.

-

All-natural, gluten-free

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100% fruit juice blends

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Vitamins A, C & D, calcium and iron

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2 servings of fruit in every 8oz glass

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Exceeds national nutrition standards

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No high fructose corn syrup

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No preservatives

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No added sugars or sweeteners

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No artificial colors

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No artificial flavors

The CoolJuice business plan is to build a profitable business in this new all natural, better-for-you, nutritious arena, with the intent of selling in the next three to five years to a major consumer packaged goods company.

Recent federal studies indicate for the first time in history, young people have a lower life expectancy than their parents, primarily due to unhealthy diets and sedentary lifestyles. Many of today's popular beverage drinks, with added sugar, have been linked to childhood obesity and juvenile diabetes, consequently causing a national focus on healthier beverage alternatives.

The market for juice products in the U.S. is a multi-billion dollar industry and continues to be a high-growth product category, especially for all natural products like CoolJuice. The U.S. market for children’s food and drink has grown in value by 50 percent from $16.4B in 2007 to $26.8B in 2010 according to a new report from New Nutrition Business. While the World market for juice products is growing negligibly to $60B, the

$1B US Food, Drug & Mass natural juices market continues to grow 7% p.a. as nutritional awareness increases.

Launched broadly by the GBX management team, CoolJuice was distributed to retail grocery stores in Q4 2010, with very strong grocery buyer acceptance nationally, whereby they served over 4,500+ retail stores and having over 17,500 loyal CoolJuice followers on Facebook. GBX had historical sales of $527,000 in 2010 and approximately USD $1.9M in 2011; a 345% increase in sales over year one; and had its first $350,000 revenue month occurring in November 2011. By year end 2011 GBX was growing a rapid rate of growth that required large amounts of capital, however, GBX management in Q1 2012 subsequently failed to secure the necessary funding to sustain that growth rate throughout the year 2012.

Products

CoolJuice is an all-natural, gluten-free, vitamin and calcium fortified, 100% juice blend family with zero artificial ingredients, sweeteners or preservatives sold in the chilled juice / dairy case.

Chilled juice (refrigerated) versus Shelf stable (non-refrigerated) juices

To date the children’s juice business has thrived in the shelf stable juice aisle. Refrigerated juices are considered to be superior (in taste and nutrition) to non-refrigerated juices because they require fewer preservatives and are treated more delicately in the production process. This does, however, reduce shelf life and add storage and distribution costs.

The product range currently consists of the following four flavors:

1. Fruit Punch – THE PINK ONE – A blend of pineapple, orange and apple flavors.

2. Mango Groove – THE ORANGE ONE – A balance of mango and orange.

3. Tropical Blue – THE BLUE ONE – A blend of pineapple, sweet lime, elderberry and guava, this anti-oxidant rich blueberry juice is the new (and more affordable) pomegranate juice.

4. Tropical Rhythms – THE GREEN ONE - A blend of passion fruit, guava, sweet lime and papaya.

These four flavors were historically available in the following three sizes:

1. 64-ounce carton

2. 6-ounce carton

3. 8-ounce shrink-wrapped, HDPE bottle

Future Products

CoolJuice intends to launch additional flavors and products as it grows. For example, coconut water is a recent phenomenon. There are three key product areas targeted for future creation and growth designed to help ensure long-term growth:

• Additional juice blend flavors: Two to four additional juice blend flavors to add to the existing four flavor blends

• Single-serve packaging: For convenience store sector & bottled water additives

• Energy beverage: A 50% juice, vitamin, and nutrient fortified beverage which combines multiple carbohydrate sources with sodium, potassium and iron for a nutritious, trusted source of fuel for active children

• Snacks: Natural snack products, using fruit, to further enhance its brand and market capabilities.

Distribution

CoolJuice has been distributed and available in 23 states, Honduras, Trinidad & Tobago, Bermuda and soon Puerto Rico. Our products launched broadly to retail grocery stores in Q4 2010 with very strong grocery buyer acceptance nationally.  The registrant, at its peak in Q4 2011, had products sold in over 4,500+ stores in the eastern US and Midwest, with a Kroger & two SuperValu pilots stretching to the desert Southwest and Southern California. CoolJuice products were also sold on select regional shelves of five of the nation’s top six grocery retailers; only Wal-Mart was unpenetrated in the Top 6; CoolJuice had strong presence in 1,200+ schools (K-12) in TX, FL and GA; further results were increased with CoolJuice sales and cross promotion at the local grocery stores.

Citrus Systems is thesole provider of our 64-ounce grocery packaging is Citrus Systems.  They assemble packaging, base concentrate and apple juice concentrate to our specifications.  The curtailment of operations has had a negative impact on our business relationship with Jogue, our base concentrate provider, and to Evergreen, the supplier for our smaller packaging options.  Although these relationships will most likely be cured once we have adequate funding, there are alternative solutions with other providers should these current relationships be irreparably damaged.

MARKET OPPORTUNITY - HEALTH CONSCIOUS CORPORATE STRATEGY

Recent federal studies indicate for the first time in history, today’s young people have a lower life expectancy than their parents, primarily due to unhealthy diets and sedentary lifestyles:

• 1 in 3 school children are overweight or obese (Alliance for a Healthier Generation - AHG)

• 93% of children do not consume their daily recommended allowance of fruits and vegetables (Archives of Pediatrics and Adolescent Medicine)

• In the last 20 years, Type 2 diabetes has increased ten-fold (International Journal of Obesity)

• By the age of 12, an estimated 70% of children have developed early stages of arterial hardening (Bogalusa Heart Study)

These statistics are now affecting the entire food and beverage industry. Many of today's popular beverage drinks, with added sugar, have been linked to childhood obesity and juvenile diabetes, consequently causing a national focus on healthier beverage alternatives.

Increased focus on more healthy alternatives for children

The Center for Disease Control, National School Lunch Program, legislative and numerous health-conscious organizations are playing an important role in developing new eating habits for children.

Together these entities have laid out nutrition guidelines that are served in school lunches and taught to schoolchildren including the following:

• School lunches must meet the applicable recommendations of the Dietary Guidelines for Americans, which recommend that no more than 30 percent of an individual's calories come from fat, and less than 10 percent from saturated fat.

• Regulations also establish a standard for school lunches to provide one‐third of the Recommended Dietary Allowances of protein, Vitamin A, Vitamin C, iron, calcium, and calories.

• School lunches must meet Federal nutrition requirements, but decisions about what specific foods to serve and how they are prepared are made by local school food authorities. More than 31 million school children participate every day in the National

School Lunch Program, plus more than 11 million participate daily in the National School Breakfast Program.

Recently, the Institute of Medicine released a study about the nutritional changes that should be made to improve our school meals and the Obama administration is already moving to implement them. Recently, the Child Nutrition Act was passed to enhance the nutrition and wellness of tens of millions of school children through the updating of the Child Nutrition Act and announced an increase in the federal budget of $1B per year for the next ten years to improve the quality of school meals, increase the number of kids participating, and make sure schools have the resources they need to make changes.

The Healthier US Schools Challenge Program establishes rigorous standards for schools’ food quality, participation in meal programs, physical activity, and nutrition education and provides recognition for schools that meet these standards. Over the next school year, the U.S. Department of Agriculture, working with partners in schools and the private sector, will double the number of schools that meet the Healthier US Schools Challenge and add 1,000 schools per year for two years after that.

The growth of this market will increase exponentially as government legislation, consumer alliance groups, health educators and community school systems focus on a healthy lifestyle and diet for the school age children.

Recent public initiatives

British celebrity chef Jamie Oliver was a first mover with his “Food Revolution”, a televised campaign to push schools in the UK and US towards improving the quality of products they serve its children.

First lady Michelle Obama and former President Bill Clinton have both publicly contributed to a focus on the wellness of our youth through diet and exercise.

First lady Michelle Obama’s “Let’s Move” is a campaign to end childhood obesity in the United States. It provides parents the support they need, promotes healthier food in schools, helps America’s kids to be more physically active, and make healthy, affordable food available in every part of our country. According to www.letsmove.gov, many children consume at least half of their daily calories at school.

Former President Bill Clinton created the Alliance for a Healthier Generation, a joint initiative of the William J. Clinton Foundation and the American Heart Association under the leadership of President Clinton and Arkansas Governor Mike Huckabee. In 2006, the American Beverage Association teamed with the AHG to develop new School Beverage Guidelines as part of a broader effort to teach children the importance of balanced diet and exercise.

These guidelines remove full-calorie soft drinks and provide students with a broad range of lower-calorie, nutritious, smaller-portion beverage choices. Depending on grade level of the students, they may choose from bottled water, low and non-fat regular and flavored milk, 100% juice with no added sweeteners, light juices, sports drinks and no or low-calorie beverages. CoolJuice meets all of these guidelines with its 8 ounce product, providing: (1) 100% all-natural juice products with fewer than 130 calories, (2) endorsement by AHG (See AHG’s website (http://www.healthiergeneration.org/). As a result, CoolJuice has secured the endorsement of the Alliance for a Healthier Generation as one of dozen companies meeting or exceeding their beverage standards and CJ’s product is highlighted on its website.

CoolJuice focuses on health and wellness. CoolJuice provides a hunger-satisfying, great tasting juice that is all-natural, healthy, vitamin and calcium enhanced. Key difference from other beverages is that CoolJuice has no high fructose corn syrup.

Competition and Product Analysis

In a broad sense, CoolJuice competes with all beverages for share of stomach. However, its direct competition in this market segment can be divided into three categories: (1) national brands, (2) regional juice companies; and (3) locally focused juice producers. This market is highly competitive and many of its competitors have tremendous marketing budgets, however, the majority of these competitors present “shelf-stable products” which can be distributed with significantly less cost, but are either not 100% fruit juice or require preservatives and thus are not ‘Natural’.

In the retail sector, on shelf competitors for CoolJuice include Dole, Minute Maid, Welch’s and Tropicana. However these fruit juice brands are primarily targeted towards the adult market and lack brand imagery that appeals to kids.

In the institutional/school sector, CoolJuice competes with 100% Apple Juice, Milk, water and energy drinks. Other chilled juice manufacturers have not entered this sector largely because they do not have school distribution channels that deliver fresh or frozen products nor are they agile enough to respond to the requests of school administrator policy variations.

CoolJuice’s Competitive Advantage

CJ holds five key differentiators:

1. Branding – Brand appeal and communication are targeted specifically to kids ages 6-16. Other products talking to kids are formulated for toddlers or are not healthy alternatives, like sodas and energy drinks.

2. Exotic Taste Profiles – Premium taste due to its premium ingredients. Superior ingredients give CoolJuice® its rich taste. Others brands are not willing to invest in the ingredients to make high quality juice blends.

3. Nutrition – All Natural, Gluten-Free, 100% Juice Blends with Vitamins and Minerals sets CoolJuice® apart from the competition and addresses the requirement for healthy, low calorie beverages.

4. Category News and Increased Sales for Retailers – CoolJuice® is creating a new consumer segment in the chilled sections of grocery stores while providing acceptable margins comparable to any national juice Company. Plus CJ’s products are priced competitively.

5. Solutions for Parents – Parents are seeking healthy beverage products for their kids at home and at school. With CoolJuice®, kids get a beverage that has all of the qualities parents want to serve them.

Category leader Dole Brands is showing considerable weakness and CoolJuice® is garnering the greatest rate of growth and is deserving of more space to equivocate its percentage of sales in the category fueling still more growth.

Employees:

The registrant has four employees.  As of December 19, 2013, Donald Mack, our chief executive officer, and Rob Paladino, our chief revenue officer, are our only two full time employees.

Description of Property

The registrant’s facilities are strictly corporate, administrative and sales offices only.  The registrant does not own any physical plant or bottling equipment.  It fills with co-packers in various locations in the country depending on where sales are being generated.

For three years, the registrant has held a mailing address of 1497 main, Dunedin, Fl 34698, which is a UPS Store address. We have a physical office in Rob Paladino's home that is primarily used for sales and marketing efforts led by Mr. Paladino.  It is approximately 300 square feet.  Mr. Paladino is currently not charging the registrant any rent and anticipates that once the registrant is funded, both the Florida and Colorado offices will be consolidated at a new location, yet to be determined.

The registrant also has a month to month lease for offices at 19563 East Mainstreet, Parker CO 80134.  This office is approximately 300 square feet.  The lease started July 1, 2013 and will be utilized until the registrant is funded, at which point we will need a larger space to accommodate additional personnel for sales, accounting and administrative support.  The rent is currently $225 per month and can be terminated with a 30 day notice.

Reports to Security Holders

We will file the necessary quarterly and other reports with the Securities and Exchange Commission.  Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information.  The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

USE OF PROCEEDS

Any proceeds received from the sale of our common shares will be deposited directly into our operating account.  We will be attempting to raise up to $4,000,000, minus offering expenses of $75,000, from the sale of our common shares.  These proceeds will be used as follows:

	100%	75%	50%	25%
Gross Proceeds	$4,000,000	$3,000,000	$2,000,000	$1,000,000
Less Offering Expenses	(75,000)	(75,000)	(75,000)	($75,000)
Net Offering Proceeds	3,925,000	2,925,000	1,925,000	925,000

Sales, Marketing and Operations Staff	1,400,000	1,100,000	900,000	360,000
Denver Business Office Space	108,000	108,000	80,000	48,000
Research & Development - Packaging	285,000	285,000	285,000	285,000
Advertising, Marketing, Trade Promotion	909,500	569,500	337,500	109,500
Repayment of Debt	1,200,000	840,000	300,000	100,000
SEC Reporting Cost	22,500	22,500	22,500	22,500
Net Proceeds	$3,925,000	$2,925,000	$1,925,000	$925,000

Our offering expenses are comprised of legal and accounting expenses.  Our officers and directors will not receive any compensation for their efforts in selling our shares.

Depending on the amount raised in this offering and the growth rate of our sales, we estimate that we will require various regional sales offices as we grow.  Should we receive enough in this offering to support expansion, we will need more office space, more sales, marketing, and operations staff, and more funding spent on advertising, marketing, and trade promotion.

We currently plan to use part of the funds raised in this offering to repay old debt.  All of the debts we intend to pay have been overdue for between one to five years and are not currently accruing interest.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above.  At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In the event we are not successful in selling a portion of the securities to raise at least $1,000,000, we would give priority to allocating capital to complete everything necessary to be ready to meet our SEC reporting requirements.  Any remaining capital would be used to fund our working capital needs.  If we are unable to raise the funds needed, it is believed that revenue generated by the registrant will not be able to sustain the registrant and we may not be able to meet our reporting requirements.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.  We are offering the common shares at a price of $0.50 per share.  Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share.  The price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the board of directors of the price at which they believe investors would be willing to purchase the shares.  Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

Assuming completion of the offering, there will be up to 21,642,367 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level	$4,000,000	$3,000,000	$2,000,000	$1,000,000

Offering price	$ 0.50	$ 0.50	$ 0.50	$ 0.50
Net tangible book value per common share before offering(1)	$ (0.14)	$ (0.14)	$ (0.14)	$ (0.14)
Increase/ Decrease per common share attributable to investors	.23	.19	.14	.08
Pro forma net tangible book value per common share	$ 0.09	$ 0.05	$ 0.00	$ (0.06)
Dilution to investors	$ 0.41	$ 0.45	$ 0.50	$ 0.56
Dilution as a percentage of offering price	82%	90%	100%	112%

(1) Based on 13,642,367 common shares outstanding as of September 30, 2013 and total stockholder's equity of $(1,875,329) utilizing unaudited September 30, 2013 financial statements.

Further Dilution

The registrant may issue equity and debt securities in the future.  These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant's common shares and investors in this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Instead, we will retain any earnings for use in our business.  This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.  The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our cash balance is $17,361 as of September 30, 2013.  We do not currently have sufficient funds to finance our operations for the next twelve months.  We intend to use the proceeds of this offering to further our business plan and continue or expand our operations.  We have been seeking alternate forms of financing in order to fund our operations.

We have two notes payable to shareholders for a total of $131,306 due on July 1, 2013.  These notes are not secured and currently in default. As of July 29, 2013, these shareholders have provided the registrant with notice that they have no intention to take any action against the registrant.  We have not issued any shares as a result of these notes payable.

On December 17, 2012, we were subject to a court judgment requiring us to repay $70,217.94 in debt to Richert Funding, LLC, a Florida limited liability company.  This amount is due and outstanding.  There are balances due to C.H. Robinson Worldwide, Inc., Echo Global Logistics, and Golden 100/Jouge Inc. of $154,390, $64,699, and $96,147 respectively.  These entities have initiated legal proceedings.  The debt to C.H. Robinson is transportation debt of 60+ days under which the payable was uncovered when funding diminished.  The debt to Echo Global is a disputed transportation debt regarding their failure to perform under the contract.  Golden 100/Jouge is a disputed debt regarding their failure to share expenses under the contract.  There is also a note payable to a shareholder outstanding.  The principle balance outstanding is $111,000 with $4,240 in accrued interest as of September 30, 2013.  This note is secured by 136,365 common shares of the registrant.  The shareholder has notified the registrant of the loans default, but has not yet begun the litigation to encumber these shares.  The current liability has been recorded in full, but no estimation of the final outcome for accrued interest, legal costs or other judgment costs resulting from the legal proceedings has been evaluated or accrued.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

For the year ended December 31, 2012, we received $10,001 as proceeds from the disposal of equipment.  We spent $900 on the acquisition of equipment and $36,841 on additions to intangible assets.  As a result, we had net cash used in investing activities of $27,740 for the year ended December 31, 2012.

Comparatively, for the year ended December 31, 2011, we spent $28,203 on the acquisition of equipment and $178,172 on additions to intangible assets.  As a result, we had net cash used in investing activities of $206,375 for the year ended December 31, 2011.

For the nine months ended September 30, 2013, we did not pursue any investing activities.

For the nine months ended September 30, 2012, we spent $30,494 on the acquisition of equipment and $95,818 on additions to intangible assets.  As a result, we had net cash used in investing activities of $126,312 for the nine months ended September 30, 2012.

For the year ended December 31, 2012, we received $50,000 from proceeds on note payable and $352 from cash received in the merger transaction.  We paid payments on our line of credit and notes payable – shareholder of $8,562.  As a result, we had net cash provided by financing activities of $41,790 for the year ended December 31, 2012.

Comparatively, for the year ended December 31, 2011, we received $2,065,000 from the issuance of common stock.  We also received $130,500 from proceeds on line of credit and notes payable – shareholder.  As a result, we had net cash provided by financing activities of $2,195,500 for the year ended December 31, 2011.

For the nine months ended September 30, 2013, we received $31,265 from the issuance of common stock, resulting in net cash provided by financing activities of $31,265 for the nine months ended September 30, 2013.

For the nine months ended September 30, 2012, we spent $62,020 on the issuance of common stock, resulting in net cash used in financing activities of $62,020 for the nine months ended September 30, 2012.

Results of Operations

For the year ended December 31, 2012, we had gross sales of $410,666.  We spent $25,200 on discounts, resulting in sales, net of discounts of $385,466.  Our cost of sales was $430,736, resulting in a gross loss of $45,270.  We had selling, general and administrative expenses of $682,480.  We received miscellaneous income of $86, interest income of $10, and a gain on disposition of fixed assets of $659.  We spent $33,912 on interest expense, and had an income tax expense of $100.  As a result, we had a net loss of $761,007 for the year ended December 31, 2012.

Comparatively, for the year ended December 31, 2011, we had gross sales of $1,868,363.  We spent $76,911 on discounts, resulting in sales, net of discounts of $1,791,452.  Our cost of sales was $1,791,452, resulting in a gross profit of $299,275.  We had selling, general and administrative expenses of $3,318,647.  We received $887 in miscellaneous income and $484 in interest income.  We spent $23,750 on interest expenses and $2,113 on income tax expense.  As a result, we had a net loss of $3,043,864 for the year ended December 31, 2011.

The $1,457,697 difference in gross sales between the years ended December 31, 2011 and December 31, 2012 was caused by the decrease of advertising and marketing capital to sustain the sales.  During 2011, we used a lot of our funding on advertising and marketing, and we took a loss due to discounts offered in order to build our brand recognition.  We did not have the same level of funding for the year ended December 31, 2012, and our sales decreased accordingly.

For the nine months ended September 30, 2013, we did not earn any revenues.  We had selling, general and administrative expenses of $188,461 and interest expenses of $11,130, and interest income of $2.  As a result, we had a net loss of $199,589 for the nine months ended September 30, 2013.

Comparatively, for the nine months ended September 30, 2012, we earned revenues of $360,717.  We provided discounts of $61,082 resulting in sales, net of discounts of $299,635.  Our cost of sales was $274,121, resulting in a gross profit of $25,513.  We had selling, general and administrative expenses of $591,272, depreciation expenses of $4,168, and interest expenses of $11,130.  We earned $88 in miscellaneous income and $10 in interest income.  We had income tax expenses of $100.  As a result, we had a net loss of $581,059 for the nine months ended September 30, 2012.

The $381,470 difference in net loss between the nine months ended September 30, 2013 and 2012 was caused by the decrease of advertising and marketing capital to sustain the sales.  During 2012, we used a lot of our funding on advertising and marketing, and we took a loss due to discounts offered in order to build our brand recognition.  We did not have the same level of funding for the nine months ended September 30, 2013, and our sales decreased accordingly.  We did not have any operations during the nine months ended September 30, 2013 and our selling, general and administrative expenses have decreased accordingly.

For the three months ended September 30, 2013, we did not earn any revenues.  We had selling, general and administrative expenses of $165,898 and interest expenses of $3,710.  We earned interest income of $2.  As a result, we had a net loss of $169,606 for the three months ended September 30, 2013.

Comparatively, for the three months ended September 30, 2012, we earned revenues of $11,954.  Our cost of sales was $13,817, resulting in a gross loss of $1,863.  We had selling, general and administrative expenses of $71,215, depreciation expenses of $678, and interest expenses of $3,710.  We earned $88 as miscellaneous income and paid income tax expenses of $100.  As a result, we had a net loss of $77,478 for the three months ended September 30, 2012.

The $92,128 increase in net loss between the three months ended September 30, 2013 and 2012 was caused by the decrease of advertising and marketing capital to sustain the sales.  During 2012, we used a lot of our funding on advertising and marketing, and we took a loss due to discounts offered in order to build our brand recognition.  We did not have the same level of funding for the three months ended September 30, 2013, and our sales decreased accordingly.  In addition, we had increased selling, general and administrative expenses as a result of our search for additional income sources.

Plan of Operation

If this offering is successful, we intend to increase our sales, marketing and operations staff, as well as increase our advertising, marketing, and trade promotions.

Some of the revenue realized from this offering will also be used for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC.

Off-Balance Sheet Arrangements

The registrant had no material off-balance sheet arrangements as of September 30, 2013.

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates, including those related to the reported amounts of revenues and expenses and the valuation of our assets and contingencies.  We believe our estimates and assumptions to be reasonable under the circumstances.  However, actual results could differ from those estimates under different assumptions or conditions.  Our auditors have issued a going concern opinion.  We have suffered recurring losses from operations and have a net capital deficiency, which raises substantial doubt about our ability to continue as a going concern.

Our financial statements are based on the assumption that we will continue as a going concern.  If we are unable to continue as a going concern we would experience additional losses from the write-down of assets.

New Accounting Pronouncements

The registrant has adopted all recently issued accounting pronouncements.  The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the registrant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our bylaws provide that the number of directors who shall constitute the whole board shall not be less than one.  The shareholders at any annual meeting may determine the number which shall constitute the board and the number so determined shall remain fixed until changed at a subsequent annual meeting.  The directors shall be elected at each annual meeting of the shareholders; however, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose.  All directors shall hold office until their respective successors are elected.

The officers and directors are as follows:

NAME	AGE	POSITIONS HELD	TERM OF OFFICE
Donald Mack	56	Chief Executive Officer,	July 1, 2012 to present
19690 East Mann Creek Drive		Director
Parker, CO 80134

Kerry Roberts	43	Chief Financial Officer	July 1, 2012 to present
4696 Aylesford Drive
Palm Harbor, FL 34685

Robert Paladino	56	Chief Revenue Officer	July 1, 2012 to present
2668 Concorde Court		Director
Clearwater, FL 33761

Donald Slater	42	Chief Operating Officer	July 1, 2012 to present
3328 Apenzell Ct
Las Vegas, NV 89129

Yankel Rosenthal	45	Chairman	July 1, 2012 to present
3201 N.E. 183 St. # 2802		Director
Aventura, FL 33160

George Palmer	66	Secretary	July 1, 2012 to present
1106 Forsyth Lane		Director
West Chester, PA 19382

Officer and Director Information:

Donald G. Mack, Chief Executive Officer, board member

From 2002 to 2012, Mr. Mack was the chief executive officer of Destiny Media Corp.  After the acquisition of CoolJuice in 2012 and through today, he has been the chief executive officer of CoolJuice Beverage Corp.  In 2009, he was a loan modification officer for Loan Modification Solutions & US Loan Modifications.  From January 2012 through May 2012, he worked as a sales representative for Metal Building Outlet.

Mr. Mack attended Red Rocks Community College in Colorado in 1982 with a focus on Solar Engineering and from Marin Community College in 2011 with a focus on Real Estate.

In 2003 Mr. Mack was charged with tax evasion that resulted in a felony in case 03-00142-LTB.

Kerry Roberts, Chief Financial Officer

Mr. Roberts operates as an executive for three separate companies.  Since 2005 through the present, he has been the president of ACES, Inc.  From 2009 through July 1, 2012, Mr. Roberts was the Corporate Controller for GBX Companies, Inc.  Once the merger with the registrant was complete, Mr. Roberts was made the Chief Financial Officer of the new company and maintains that position through the present.  From 2012 through the present, he has been the corporate treasurer for Harris Lynne, Inc., a newly formed dental consulting corporation, which advises new pediatric dentistry firms in the proper structure and organizational operations of the industry.  Mr. Roberts graduated with honors from Duquesne University in May 1992.

Robert A Paladino, Founder, Chief Revenue Officer and board member

Mr. Paladino has over thirty years of experience in the consumer product goods industry.  From 2005 to 2009, he was the executive vice president of Vivaro Corporation in New York City, NY and president of Kare Distribution, Vivaro’s wholly-owned national distribution subsidiary.  From 2009 through 2012, he worked with the business consultancy firm Infinity Brand Advisors in Tampa, FL.  Mr. Paladino served as the chief executive officer for CoolJuice during its launch.  From 2012 to present, Mr. Paladino has served as the registrant’s chief revenue officer.

A graduate of West Virginia University, Mr. Paladino received a BS in business administration, marketing and furthered his studies in 1986 with Columbia University’s Executive Development Program.

Donald Slater, Chief Operating Officer

From 2005 to 2009, Mr. Slater was the director of sales development for Kare Distribution out of Las Vegas, NV.  From 2009 through 2012, Mr. Slater served as chief executive officer of the Werner Institute, a physical therapy business in Las Vegas, NV.  From 2012 to present, Mr. Slater has served as the registrant’s chief operating officer.

Mr. Slater holds a B.S., business management, from the University of Phoenix.

Yankel Rosenthal, Chairman, Director

From 1991 to 2009, Mr. Rosenthal was a board member of Banco Continental and Banco de Occidente.  From 2001 through today, he has been the president and majority shareholder of Marathon, a Honduran soccer team.  From 2003 to 2008, he was a senator in the Parlamento Centro Americano.  From 2011 through today, he has been the chairman of the board of the registrant.

Mr. Rosenthal graduated from Santa Fe Community College in Honduras in 1990 with an Associate Degree in Agricultural Science and from the Volcani Institute in Israel in 1991 with a Post Graduate Degree in Horticultural Science.

George H. Palmer, Secretary, Director

Mr. Palmer has been a director of Destiny Media Corporation since 2002, and has maintained that position with the registrant following the merger through today.  In the past, Mr. Palmer has held executive positions with companies such as Paralogic Inc., Network Development Corp., Analytical Graphics, Inc., American Technology Corp., and Craif International, Inc.

He attended Temple University with a focus on Business.

Executive Compensation

The following table set forth certain information as to the compensation paid to our executive officers for the years ended December 31, 2012, 2011, and 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Comp. ($)	Nonqualified Deferred Comp. Earnings ($)	All Other Compensation ($)	Total ($)
Donald Mack	2012	-	-	-	6 (1)	-	42,000	-	42,006
CEO	2011	-	-	-	-	-	-	-	-
	2010	-	-	-	-	-	-	-	-

Kerry Roberts (2)	2012	3,074	-	-	-	-	-	-	3,074
CFO	2011	35,049	-	-	-	-	-	-	35,049
	2010	16,567	-	-	-	-	-	-	16,567

Robert Paladino	2012	17,500	-	-	6 (1)	-	6 6 , 5 00	-	8 4 , 0 0 6 (3)
CRO	2011	57,000	-	-	-	-	-	-	57,000
	2010	-	-	-	-	-	96,000	-	96,000

Donald Slater (2)	2012	3,500	-	-	-	-	5,000	-	8,500
COO	2011	-	-	-	-	-	20,000	-	20,000
	2010	-	-	-	-	-	-	-	-

(1)

This total based on option awards granted to Mr. Mack and Mr. Paladino consisting of 60,000 common shares at an exercise price of $0.0001.

(2)

Mr. Roberts and Mr. Slater have been paid as subcontractors based on time worked.  They do not have an employment agreement with the registrant at this time.

Mr. Mack and Mr. Paladino have verbally agreed to defer the salary owed to them under their employment contract until such time as the registrant is profitable.

Under the employment agreement for Mr. Mack and Mr. Paladino, as signed July 1, 2012, Mr. Mack and Mr. Paladino will be devoting their full time to the affairs of the registrant for a five year term.  Beginning year one, their annual salary is $84,000.  Upon the registrant receiving a minimum of $1,000,000, their annual salary will be increased to $102,000.  Once an additional $3,000,000 has been received, and the registrant has been earning revenues of $20,000 per month, their annual salary will increase to $132,000.  At this point, they will also receive a life insurance policy of no less than $3,000,000.  Once the registrant has received a minimum of $7,000,000 in financing and has had three consecutive months of revenues of $420,000 per month, their base annual salary will increase by $25,000 per year through the term of the agreement. In addition, once the registrant achieves $7,000,000 raised and $120,000 in monthly revenue, they will be provided a car allowance of $750 per month.

As long as Mr. Mack and Mr. Paladino remain to be employed by the registrant and provided that the registrant can make cash payments without compromising its financial stability, at the end of each fiscal year they shall receive an “earnings bonus”, paid in the form of cash, equal to 10% of the gross earnings before interest, taxes, depreciation and amortization.  This cash bonus shall be calculated at each fiscal year end and paid not later than 45 days subsequent to any fiscal year end .   To date, no bonuses have been earned, deferred or accrued.  These bonuses are cash bonuses and will only be earned and paid once the company meets the gross earning milestones as defined above.

In addition, when the registrant obtains capital of greater than or equal to $500,000 and again at $1,000,000, Mr. Mack and Mr. Paladino shall be issued options to purchase an amount of common shares equal to 5% of the issued and outstanding shares at the time prior to the registrant obtaining the capital at a purchase price of $0.0001 per share.  When the registrant obtains capital of greater than or equal to $5,000,000 and again at $15,000,000, Mr. Mack and Mr. Paladino shall be issued an option to purchase an amount of common shares equal to 10% of the issued and outstanding shares at the time prior to the registrant obtaining the capital at a purchase price of $0.0001 per share.  Mr. Mack and Mr. Paladino also receive an option to purchase an additional 10,000 shares of common shares at $0.0001 per share that vests on a monthly basis for the term of the employment agreements.

We do not have any standard arrangements by which directors are compensated for any services provided as a director.  No cash has been paid to the directors in their capacity as such.

Outstanding Equity Awards

On March 15, 2012, the registrant entered into a stock option agreement with George Palmer granting him the right to acquire up to ten million (10,000,000) common shares at $0.0001 per share.  On July 1, 2012, there was a 53 to 1 reverse split, which affected the total amount to be acquired.  As of December 19, 2013, these rights are still unexercised.  These options expire on March 15, 2019.

On March 15, 2012, the registrant entered into a stock option agreement with Donald Mack granting him the right to acquire up to twenty million (20,000,000) common shares at $0.0001 per share.  On July 1, 2012, there was a 53 to 1 reverse split, which affected the total amount to be acquired.  As of December 19, 2013, these rights are still unexercised.  These options expire on March 15, 2019.  As part of his employment agreement, Mr. Mack is entitled to performance options based on the performance of the registrant.  When the registrant obtains capital of greater than or equal to $500,000 and again at $1,000,000, Mr. Mack shall be issued an option to purchase an amount of common shares equal to 5% of the issued and outstanding shares at the time prior to the registrant obtaining the capital at a purchase price of $0.0001 per share.  When the registrant obtains capital of greater than or equal to $5,000,000 and again at $15,000,000, Mr. Mack shall be issued an option to purchase an amount of common shares equal to 10% of the issued and outstanding shares at the time prior to the registrant obtaining the capital at a purchase price of $0.0001 per common share.  Mr. Mack also receives an option to purchase an additional 10,000 common shares at $0.0001 per common share that vests on a monthly basis for the term of the employment agreement.

On July 1, 2012, the registrant entered into an employment agreement with Robert Paladino.  As part of his employment agreement, Mr. Paladino is entitled to performance options based on the performance of the registrant.  When the registrant obtains capital of greater than or equal to $500,000 and again at $1,000,000, Mr. Paladino shall be issued an option to purchase an amount of common shares equal to 5% of the issued and outstanding shares at the time prior to the registrant obtaining the capital at a purchase price of $0.0001 per share.  When the registrant obtains capital of greater than or equal to $5,000,000 and again at $15,000,000, Mr. Paladino shall be issued an option to purchase an amount of common shares equal to 10% of the issued and outstanding shares at the time prior to the registrant obtaining the capital at a purchase price of $0.0001 per common share.  Mr. Paladino also receives an option to purchase an additional 10,000 common shares at $0.0001 per common share that vests on a monthly basis for the term of the employment agreement.

Options

Name	Number of Securities Underlying Unexercised options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares that have not Vested	Market Value of Shares of Units of Stock that have not vested	Equity Incentive Plan Awards: Number of Unearned shares that have not vested	Equity Incentive Plan Awards: Market Value of Unearned Shares that have not Vested
Donald Mack	120,000 (1)	n/a	0.0001	5/15/19 (2)	n/a	n/a	n/a	n/a
CEO	377,358	n/a	0.0053	3/15/19	n/a	n/a	n/a	n/a

Kerry Roberts	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
CFO

Robert Paladino	120,000 (1)	n/a	0.0001	7/15/19 (2)	n/a	n/a	n/a	n/a
CRO

Donald Slater	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
COO

George Palmer	188,679	n/a	0.0053	3/15/19	n/a	n/a	n/a	n/a
Director

We currently have stock option plans with Mr. Mack, our chief executive officer, and Mr. Paladino, our chief revenue officer, as part of their employment agreements.

(1) As part of their employment agreements, Mr. Mack and Mr. Paladino are entitled to performance options based on the performance of the registrant.  When the registrant obtains capital of greater than or equal to $500,000 and again at $1,000,000, Mr. Mack and Mr. Paladino shall be issued an option to purchase an amount of common shares equal to 5% of the issued and outstanding common shares at the time prior to the registrant obtaining the capital at a purchase price of $0.0001 per common share.  When the registrant obtains capital of greater than or equal to $5,000,000 and again at $15,000,000, Mr. Mack and Mr. Paladino shall be issued an option to purchase an amount of common shares equal to 10% of the issued and outstanding common shares at the time prior to the registrant obtaining the capital at a purchase price of $0.0001 per common share.  Mr. Mack and Mr. Paladino also receive an option to purchase an additional 10,000 common shares at $0.0001 per share that vests on a monthly basis for the term of the employment agreements.

(2) Mr. Mack and Mr. Paladino receive 10,000 vesting stock options on a monthly basis pursuant to their employment agreements.  These options allow the purchase of common stock at a price of $0.0001 per common share, and expire 7 years after they are earned.

On March 15, 2012, the registrant entered into a stock option agreement with Mr. Mack granting him the option to acquire 377,358 common shares at $0.0053 per share .   These options expire on March 15, 2019.

In addition, on March 15, 2012, the registrant entered into a stock option agreement with George Palmer granting him the right to acquire up to 188,679 common shares at $0.0053 per common shares.  These options expire on March 15, 2019.

On May 1, 2013, the registrant issued warrants to Heather Blair, Ramiro Fauve, and Matt Tezak, employees of the registrant.  Each $2.00 warrant creates the right for the holder to purchase and receive two common shares.  The warrants expire one year from the initial offering date if not exercise.  To date, Ms. Blair has been issued 80,000 warrants, Mr. Fauve has been issued 20,000 warrants, and Mr. Tezak has been issued 48,000 warrants.

Long-Term Incentive Plans and Awards:  As part of their employment agreements, Mr. Mack and Mr. Paladino are entitled to performance options based on the performance of the registrant.  When the registrant obtains capital of greater than or equal to $500,000 and again at $1,000,000, Mr. Mack and Mr. Paladino shall be issued options to purchase an amount of common shares equal to 5% of the issued and outstanding common shares at the time prior to the registrant obtaining the capital at a purchase price of $0.0001 per common share.  When the registrant obtains capital of greater than or equal to $5,000,000 and again at $15,000,000, Mr. Mack and Mr. Paladino shall be issued options to purchase an amount of common shares equal to 10% of the issued and outstanding common shares at the time prior to the registrant obtaining the capital at a purchase price of $0.0001 per common share.  Mr. Mack and Mr. Paladino also receive an option to purchase an additional 10,000 common shares at $0.0001 per common share that vests on a monthly basis for the term of the employment agreements.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.  In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert.  Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.  As such, the board of directors shall undertake these tasks for the foreseeable future.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons has been involved in any of the following events during the past ten years.

  - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; or

   - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

On December 7, 2006, Donald Mack, our chief executive officer, was convicted of tax evasion and was sentenced to three months imprisonment, with a supervised release for three years following.  As of April 5, 2010, Mr. Mack has been discharged from further supervision.

There are balances due to C.H. Robinson Worldwide, Inc., Echo Global Logistics, and Golden 100/Jouge Inc. of $154,390, $64,699, and $96,147 respectively.  These entities have initiated legal proceedings.  There is also a note payable to a shareholder outstanding.  The principle balance outstanding is $111,000 with $4,240 in accrued interest as of September 30, 2013.  This note is secured by 136,365 common shares of the registrant.  The shareholder has notified the registrant of the loan’s default, but has not yet begun the litigation to encumber these shares.  The current liability has been recorded in full, but no estimation of the final outcome for accrued interest, legal costs or other judgment costs resulting from the legal proceedings has been evaluated or accrued.

Change-In-Control Arrangements

We currently have employment agreements with Mr. Mack and Mr. Paladino.  We do not have employment agreements with any other officers or directors.  There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants.

Under the employment agreements, in the event of any change in control of the registrant, including private or public financing, a merger or acquisition, a change in control of equity ownership, sale of the company, a change in the board of directors, or a change in the structure of management, Mr. Mack and Mr. Paladino are entitled to their full compensation for the entire remaining term of the employment agreement, including vesting options or any other outstanding options, provided they have not been terminated for cause.  In addition, should any of the above occur, the registrant agrees to repay any loans made to the registrant by Mr. Mack and Mr. Paladino, any expenses paid by them, and any personal financial guarantees or obligations that they have made on behalf of the registrant.

In the event of a change of control . as a result of this offering, Mr. Mack and Mr. Paladino will each receive an amount of performance stock options as recorded in the following table :

Shares outstanding prior to this S-1 Offering		13,642,367		13,642,367		23,006,604		27,607,924
Gross Investment Proceeds Raised		$500,000		$1,000,000		$5,000,000		$15,000,000
Rob Paladino	5%	682,118	5%	682,118	10%	2,300,660	10%	2,760,792

Donald Mack	5%	682,118	5%	682,118	10%	2,300,660	10%	2,760,792

Depending on the total net proceeds raised from this offering, Mr. Mack and Mr. Paladino anticipate that they will be paid some, if not all of the accrued salaries that are owed to them at the time the offering is closed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There are currently 13,642,367 common shares issued and outstanding.  The following table sets forth the number and percentage of common shares owned by:

     (i) each person known to us to beneficially own more than 5% of its outstanding common stock,

    (ii) each director,

   (iii) each named executive officer and significant employee, and

    (iv) all officers and directors as a group.

Name	Securities Owned	Percentage Owned
Rob Paladino (1)	2,419,020 120,000 (8)	17.73% 0.88%

Donald G. Mack (2)	988,850 120,000 (8)	7.25% 0.88%

Kerry Roberts (3)	0	0.00%
Donald Slater (4)	70,245	0.51%

George Palmer (5)	18,868	0.14%

All Officers and Directors as a Group (Five People)	3,480,718	25.51%

Shelimar Holdings Ltd. (6)	6,296,685	46.16%

George Gamble (7)	820,980	6.02%

All 5% Owners as a Group (Two Entities)	7,117,665	52.17%

  (1) Mr. Paladino is an officer and one of the founders of the CoolJuice brand.

  (2) Mr. Mack is an officer and director of the registrant.

  (3) Mr. Roberts is an officer of the registrant.

  (4) Mr. Slater is an officer of the registrant.

  (5) Mr. Palmer is a director of the registrant.

  (6) These common shares are controlled by the Chairman, Yankel Rosenthal and his family and are held in the name of Shelimar Holdings Ltd., a British Virgin Islands business company.  These amounts represent all of the common shares held by Mr. Rosenthal and his family.

  (7) Mr. Gamble is one of the founders of the CoolJuice brand.

  (8) Performance options currently held by Mr. Paladino and Mr. Mack.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since inception, Mr. Paladino and Mr. Rosenthal, officers and directors of the registrant, have loaned the registrant, in connection with certain corporate expenses, approximately $19,868 and $1,111,486, respectively. These advances are evidenced by promissory notes and expense reports. These notes are not secured and currently in default. As of July 29, 2013, Mr. Paladino and Mr. Rosenthal have provided the registrant with notice that they have no intension to take any action against the registrant.  The loan from Mr. Paladino does not bear any interest.  The loan from Mr. Rosenthal bears 8% interest per annum.  As of December 19, 2013, the principal remaining for the two loans is $17,968 and $151,438, respectively.  No principal or interest has been paid on either on these loans.  Mr. Rosenthal received 6,296,685 common shares in return for reducing the principal outstanding.

There is also a note payable outstanding to Al Restaino, a cousin of Rob Paladino and a former director of the registrant.  The principle balance outstanding is $111,000 with $4,240 in accrued interest as of September 30, 2013.  This note is secured by 136,365 common shares of the registrant.  The shareholder has notified the registrant of the loan’s default, but has not yet begun the litigation to encumber these shares.

The registrant has amounts due to George Gamble, a founder of the registrant and former officer.  For the last three fiscal years, the largest aggregate amount of principal outstanding is $1,250.  This amount due is not accruing any interest, and no amount of the principal has been paid during the last three fiscal years.  In addition, the registrant has amounts owed from Mr. Gamble.  For the last three fiscal years, the largest aggregate amount of principal owed and outstanding is $31,500.  This amount is not accruing interest, and no amount of principal has been paid to the registrant in the past three fiscal years.

The registrant has amounts due to Donald Mack, our chief executive officer.  For the last three fiscal years, the largest aggregate amount of principal outstanding is $126,000.  This amount due is not accruing any interest, and no amount of the principal has been paid during the last three fiscal years.  In addition, the registrant has amounts owed from Mr. Mack.  For the last three fiscal years, the largest aggregate amount of principal owed and outstanding is $33,450.  This amount is accruing interest at a rate of 2% per annum.  To date, interest of $7,885 has accrued.  No amount of principal has been paid.  As a result, a total of $41,335 is owed to the registrant by Mr. Mack.

The registrant has amounts due to Donald Slater, our chief operating officer.  For the last three fiscal years, the largest aggregate amount of principal outstanding is $39,000.  This amount due is not accruing any interest, and no amount of the principal has been paid during the last three fiscal years.

The registrant has a note payable to McBride Investment Holdings LLC, which is controlled by a relative of Rob Paladino.  For the last three fiscal years, the largest aggregate amount of principle outstanding was $79,500.  This note is currently in default and is accruing interest at the default rate of 15% annum. Interest of $3,180 has accrued, but no amount of interest or principal has been paid during the last three fiscal years.

The registrant has a note payable to Shelimar Holdings Ltd., which is owned by Yankel Rosenthal, our chairman.  For the last three fiscal years, the largest aggregate amount of principal outstanding was $111,438.  No amount of this principal has been repaid, and it does not accrue interest.  It is expected that this note will be converted into equity when the registrant meets certain milestones.

DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of the registrant's articles of incorporation and bylaws.

Authorized Capital

The aggregate number of shares which the corporation has the authority to issue is two billion fifty million (2,050,000,000) shares, consisting of two billion (2,000,000,000) common shares having a par value of $0.0001 per common share and fifty million (50,000,000) preferred shares having a par value of $0.0001 per preferred share.

Common Stock

The common stock of the registrant has the following powers, rights, qualifications, limitations and restrictions:

    1.    The holders of the common stock shall be entitled to one vote for each share of common stock held by them of record at the time for determining the holders thereof entitled to vote.

    2.     After the registrant shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

    3.    In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of the common stock shall be entitled to receive all of the remaining assets of the registrant, tangible and intangible, of whatever kind available for distribution to stock holders, ratably in proportion to the number of common shares held by each.

Preferred Stock

The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each series, and to fix the designation powers, preferred rights of the shares of the each such series and any qualifications, limitations or restrictions thereof.  The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of common stock, without a vote of the holders of preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of preferred stock.

Transfer Agent

The registrant has retained the services of Island Stock Transfer, located at 15500 Roosevelt Blvd, Suite 301, Clearwater, FL 33760.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 13,642,367 common shares outstanding of which no common shares may be freely traded without registration.

Upon the effectiveness of this registration statement, up to an additional 8,000,000 common shares may be issued and will be eligible for immediate resale in the public market.

At the present time, re-sales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

    Item 5(a)

a)  Market Information.  Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to engage a broker or dealer to list our common shares on the OTCQB.

b)  Holders.  At December 19, 2013, there were 84 common shareholders of the registrant.

c)  Dividends.  Holders of the registrant's common stock are entitled to receive such dividends as may be declared by its board of directors.  No dividends on registrant's common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d)  Securities authorized for issuance under equity compensation plans.  As part of their employment agreements, Mr. Mack and Mr. Paladino are entitled to performance options based on the performance of the registrant.  When the registrant obtains capital of greater than or equal to $500,000 and again at $1,000,000, Mr. Mack and Mr. Paladino shall be issued an option to purchase an amount of common shares equal to 5% of the issued and outstanding common shares at the time prior to the registrant obtaining the capital at a purchase price of $0.0001 per common share.  When the registrant obtains capital of greater than or equal to $5,000,000 and again at $15,000,000, Mr. Mack and Mr. Paladino shall be issued an option to purchase an amount of common shares equal to 10% of the issued and outstanding common shares at the time prior to the registrant obtaining the capital at a purchase price of $0.0001 per common share.  Mr. Mack and Mr. Paladino also receive options to purchase an additional 10,000 common shares at $0.0001 per common share that vests on a monthly basis for the term of the employment agreements.

Plan Category	Number of Securities Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders	0	$0.0001	(1)
Equity Compensation Plans Not Approved by Security Holders	n/a	n/a	n/a
Total	0	$0.0001	(1)

(1) see description of equity compensation plan above.

e)  Performance graph

Not applicable.

f)  Sale of unregistered securities.

At a board meeting held on June 2, 2010, the registrant issued common shares to the following individuals for their service on the board of directors of the registrant:

Fred Beisser 1,000,000 common shares (18,868 common shares after the 53 for 1 reverse split);

George Palmer 1,000,000 common shares 18,868 common shares after the 53 for 1 reverse split); and

John Bringenberg 1,000,000 common shares (18,868 common shares after the 53 for 1 reverse split).

For their assistance in the evaluation and due diligence process of the potential acquisition of Private Network Communications, Inc., the registrant issued common shares to:

Clifford Perlman 1,000,000 common shares (18,868 common shares after the 53 for 1 reverse split);

Gerald Larder 1,000,000 common shares (18,868 common shares after the 53 for 1 reverse split).

At the same meeting, the registrant issued Susanne Woods 20,000,000 common shares (377,358 common shares after the 53 for 1 reverse split) as an inducement to make the line of credit.

On June 3, 2010, the registrant issued Richard Ellis 1,000,000 common shares (18,868 common shares after the 53 for 1 reverse split) having been erroneously missed in the June 2, 2010 meeting.

At the board of directors meeting of February 18, 2011, as an inducement to increase the Line of Credit from $20,000 to $30,000, the registrant issued Susanne Woods additional common shares in the amount of 10,000,000 common shares (188,679 common shares after the 53 for 1 reverse split).

On December 15, 2011, the registrant issued 4,323,710 shares (81,579 shares after the 53 for 1 reverse split) to Susanne Woods as a result of the Line of Credit exceeding $30,000 by $4,323.71.  Also at that meeting, Roy Foreman was issued 750,000 common shares (14,151 common shares after the 53 for 1 reverse split) as an inducement to make a loan to the registrant in the amount of $7,500.  That loan was in the form of a convertible promissory note, convertible at the election of the note holder both principal and interest at a rate equal to $0.01 per share.

On March 15 2012, the registrant issued both Mr. Mack and Mr. Palmer stock options to acquire 20,000,000 common shares (377,358 common shares after the 53 for 1 reverse split) and 10,000,000 common shares (188,679 shares after the 53 for 1 reverse split) respectively.

On June 28, 2012, the registrant issued to Messrs. Mack and Foreman and Steven Copper (the registrant’s accountant) in exchange for converting their notes, interest and accounts payables into common shares.  The issuance was as follows:

Donald Mack 38,727,030 common shares (730,699 common shares after the 53 for 1 reverse split);

Roy Foreman 795,000 common shares (15,000 common shares after the 53 for 1 reverse split) (plus the yet unissued 750,000 common shares (14,151 common shares after the 53 for 1 reverse split) inducement from 12/15/2011) and

Steve Copper 1,048,000 common shares (19,774 common shares after the 53 for 1 reverse split) for accounting services.

On July 1, 2012, all outstanding shares were subject to a 53 for 1 reverse stock split.

On January 2, 2013, the registrant issued Heather and Steve Blair 120,000 shares of common stock for $6,000.

On February 22, 2013, the registrant issued Jason Foreman, brother to Roy Foreman, loaned the registrant $10,020 on a convertible promissory note and was issued an inducement for making the note in the amount of 100,020 common shares.

On April 10, 2013, the registrant issued Scott Jones 35,102 common shares for $5,265.

On May 1, 2013 employment agreements were executed with the following individuals and as of July 20, 2013, the registrant issued the following common shares:

Heather Blair: 80,000 common shares;

Ramiro Fauve: 20,000 common shares; and

Matt Tezak: 48,000 common shares.

    Item 5(b)  Use of Proceeds.  As described herein

    Item 5(c)  Purchases of Equity Securities by the issuer and affiliated purchasers.  None.

Admission to Quotation on the OTC Bulletin Board and/or OTCQB

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB.  However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.  The OTC Bulletin Board and the OTCQB differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker- dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the registrant listing.  If it meets the qualifications for trading securities on the OTC Bulletin Board and the OTCQB, our securities will trade on the OTC Bulletin Board and the OTCQB.  We may not now or ever qualify for quotation on the OTC Bulletin Board or the OTCQB.  We currently have no market maker who is willing to list quotations for our securities.

EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by Comiskey & Company, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

There may potentially be litigation pending between the registrant and Kodiak Capital Corp.  Kodiak currently claims that 216,450 commitment shares and $10,000 cash, or 86,580 shares , for document preparations fees are owed to Kodiak under an equity financing agreement.  These amounts are under contention and have not yet been resolved.

On December 17, 2012, the registrant was subject to a court judgment from the Circuit Court of the Tenth Judicial Circuit In and For Polk County, Florida requiring it to repay $70,217.94 in debt to Richert Funding, LLC, a Florida limited liability company.  Richert Funding, LLC initiated proceedings upon the default of a loan made to the registrant.  At present, no further action has been taken.

There are balances due to C.H. Robinson Worldwide, Inc., Echo Global Logistics, and Golden 100/Jouge Inc. of $154,390, $64,699, and $96,147 respectively.  These entities have initiated legal proceedings.  There is also a note payable to a shareholder outstanding.  The principle balance outstanding is $111,000 with $4,240 in accrued interest as of September 30, 2013.  This note is secured by 136,365 common shares of the registrant.  The shareholder has notified the registrant of the loan’s default, but has not yet begun the litigation to encumber these shares.  The current liability has been recorded in full, but no estimation of the final outcome for accrued interest, legal costs or other judgment costs resulting from the legal proceedings has been evaluated or accrued.

We are not a party to any other legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by J.M. Walker & Associates, Attorneys At Law, Centennial, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

DMC Beverage Corp.

19563 East Mainstreet

Suite 206-i

Parker, CO 80138

Telephone (888) 645-8423

Attention: Donald Mack, Chief Executive Officer

Our fiscal year ends on December 31st.  Upon completion of this offering, we will be a reporting company and file annual, quarterly and current reports with the SEC.

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

DMC BEVERAGE CORP.

Consolidated Financial Statements

TABLE OF CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED

    PUBLIC ACCOUNTING FIRM

   57

AUDITED FINANCIAL STATEMENTS

Balance sheets as of December 31, 2012 and 2011

   58

Statements of operations for the years ended December 31, 2012 and 2011

   59

Statements of cash flows for the year ended December 31,

2012 and 2011

   60

Statements of stockholders’ equity for December 31, 2012

and 2011

   61

Notes to financial statements

   62

Balance sheets as of September 30, 2013 and December 31, 2012

   76

Statements of operations for the three and nine months ended

September 30, 2013 and 2012

   78

Statements of cash flows for the nine months ended

September 30, 2013 and 2012

   79

Notes to financial statements

   80

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholder of DMC Beverage Corp.

We have audited the accompanying financial statements of DMC Beverage Corp., which comprise the balance sheets as of December 31, 2012 and 2011 and the related statements of operations, cash flows and stockholders’ equity for the years that ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant in the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position DMC Beverage Corp. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

Emphasis-of-matter Regarding Going Concerns

 The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Denver, Colorado

March 7, 2013

Comisky & Company

PROFESSIONAL CORPORATION

DMC Beverage Corp.

Balance Sheets

December 31, 2012 and 2011

	2012	2011
Assets
Current Assets
Cash and cash equivalents	$ 2,905	$ 25,738
Accounts receivable (net of allowance $-)	2,119	130,247
Inventory	84,268	361,979
Prepaid expenses	500	16,032
Total current assets	89,792	533,996

Equipment-AT COST
Machinery and equipment	18,451	18,451
Office equipment	5,562	3,370
Vehicles	-	13,036
Total equipment at cost	24,013	34,857
Less accumulated depreciation	7,684	4,812
Total equipment	16,329	30,045
Other Assets	44,950	31,500
Deposits and retainers	-	2,860
Intangible assets, net	172	105,539
Total Assets	$151,243	$703,940
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable (Note 4)	$754,082	$714,292
Accrued expenses (Note 5)	71,869	107,271
Contractor liabilities (Note 6)	340,050	216,000
Coupon reimbursement liabilities (Note 7)	260,563	249,274
Due to related parties (Note 8)	19,218	9,920
Interest payable (Note 8)	31,333	-
Line-of-credit and notes payable - shareholder (Note 8)	330,901	305,500
Current portion of notes payable (Note 9)	50,000	-
Total current liabilities	1,857,996	1,602,257

STOCKHOLDERS' EQUITY
Preferred stock, 50,000,000 shares of $.0001 par value stock authorized, no shares issued or outstanding.	-	-
Common stock, 2,000,000,000 shares of $.0001 par value stock authorized, 12, 894,845 and 11,092,320 shares issued and outstanding as of December 31, 2012 and 2011	1,298	1,118
Additional paid-in capital	3,437,530	3,485,139
Accumulated deficit	(5,145,581)	(4,384,574)
Total stockholders’ equity	(1,706,753)	(898,317)
Total liabilities and stockholders’ equity	$151,243	$703,940

The accompanying notes are an integral part of the financial statements.

DMC Beverage Corp.

Statement of Operations

For the years ended December 31, 2012 and 2011

	2012	2011
Sales, Gross	$410,666	$1,868,363
Discounts	(25,200)	(76,911)
Sales, net discounts	385,466	1,791,452
Costs of sales	430,736	1,492,177
Gross profit (loss)	(45,270)	299,275
Selling, general and administrative expenses	682,480	3,318,647
Net loss from operations	(727,750)	(3,019,372)
Other income (expense)
Miscellaneous income	86	887
Interest income	10	484
Interest expense	(33,912)	(23,750)
Gain on disposition of fixed assets	659	-
	(33,157)	(22,379)
Net loss before income tax	(760,907)	(3,041,751)
Income tax expenses	100	2,113
Net loss	($761,007)	($3,043,864)

The accompanying notes are an integral part of the financial statements.

DMC Beverage Corp.

Statement of Cash Flows

For the year ended December 31, 2012 and 2011

	2012	2011
CASH FLOWS TO/FROM OPERATING ACTIVITES
Net loss	($761,007)	($3,043,864)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	5,453	3,863
Slotting fees amortization	142,208	152,450
Gain on dispositions of fixed assets	(659)	-
Compensation expense for stock options	90	286,839
Decrease (increase) in accounts receivable	128,128	(62,041)
Decrease (increase) in inventory	277,711	(211,452)
Decrease (increase) in prepaid expenses	17,322	(16,032)
Increase in employee receivable	(13,450)	(31,500)
Decrease in deposits	2,860	13,327
Increase in accounts payable	39,770	553,751
Increase in interest payable	19,254	-
Increase (decrease) in due to related parties	9,298	2,522
Increase in contractor liabilities	124,050	48,336
Increase in coupon redemption liabilities	11,289	249,274
Increase (decrease) in accrued expenses	(39,200)	60,975
Net cash flows from operating activities	(36,883)	(1,998,598)

CASH FLOWS TO INVESTING ACTIVITIES
Proceeds from disposal of equipment	10,001	-
Acquisition of equipment	(900)	(28,203)
Additions to intangible assets	(36,941)	(178,172)
Net cash flows to investing activities	(27,740)	(206,375)

CASH FLOWS TO FINANCING ACTIVITIES
Issuance of common stock	-	2,065,000
Proceeds on note payable	50,000	-
Cash received in merger transaction	352	-
Proceeds on line-of-credit and notes payable - shareholder	-	130,500
Payments on line-of-credit and notes payable - shareholder	(8,562)	-
Net cash flows to financing activities	41,790	2,195,500
NET DECREASE IN CASH	(22,833)	(9,471)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	25,738	35,209
CASH AND CASH EQUIVALENTS, END OF YEAR	$ 2,905	$ 25,738

The accompanying notes are an integral part of the financial statements.

DMC Beverage Corp.

Statement of Stockholders’ Equity

December 31, 2012 and 2011

	Treasury Stock		Common Stock		Additional
	Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital	Accumulated deficit	Totals
Balances as of January 1, 2011	(627,285)	$(223,250)	4,633,395	$ 472	$1,357,196	$(1,340,710)	$ (206,292)
Issuance of common stock			6,458,925	646	2,064,354	-	2,065,000
Retirement of treasury stock	627285	223,250	-	-	(223,250)	-	-
Stock option compensation			-	-	286,839	-	286,839
Net loss	-	-	-	-	-	(3,043,864)	(3,043,864)
Balances as of December 31, 2011	-	-	11,092,320	$ 1,118	$3,485,139	$(4,384,574)	$(898,317)
record effects of merger with Destiny Media Corp			1,802,525	180	(47,699)	-	(47,519)
Stock option compensation			-	-	90	-	(761,007)
net loss	-	-	-	-	-	(761,007)	(761,007)
Balances as of December 31, 2012	-	$ -	12, 894,845	$ 1,298	$3,437,530	$(5,145,581)	$(1,706,753)

The accompanying notes are an integral part of the financial statements.

DMC Beverage Corp.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

1.

Summary of Significant Accounting Policies

Description of Business

The Company’s core focus is providing all natural 100% juice blends containing vitamins A, C, D, and calcium. The Company surrendered  their S election in March 2011 to become a corporation. Historically, the regions the product is sold is in Southeast United States. The types of customers for the Company include wholesalers, grocers and school districts. Due to results of market research, it is the intent of the company to move its target area to the West and Midwest.

The Company originally was established on March 1, 2005 and  known as GBX Companies, Inc. DBA CoolJuice Beverage Company, Inc. Destiny Media Corp. was incorporated on November 1, 2002.

Effective July 1, 2012 in exchange for 11,174,820 shares of $.0001 par value Destiny Media Corp., a Delaware Corporation (“Destiny”), GBX Companies, Inc. dba CoolJuice Beverage Company, Inc., a Georgia Corporation (“GBX”) merged into Destiny. Each shareholder received 15 shares of Destiny stock for each share of GBX stock held on the merger date. After the transaction, former shareholders of GBX owned 86% of the surviving company. After the merger, the surviving company changed its name to DMC Beverage Corp (“DMC”), to reflect the Company’s focus on juice.   This transaction has been accounted for as a reverse acquisition with GBX as the accounting acquirer. Additionally, the surviving entity assumed certain liabilities of Destiny including a Line of Credit to a shareholder of $46,042, provided working capital in the amount of $28,958 and executed a Line of Credit Repayment Agreement to another shareholder who is due $30,000 ($33,963 as of December 31, 2012) plus accrued interest.

References in this report to the Company and to DMC are references to DMC Beverage Corp, a Delaware corporation, and its predecessor.

Revenue Recognition

We recognize sales when products are delivered to our customers. Most of our sales are delivered through a third party packaging and distribution center. We usually guarantee that sales through the third party packaging and distribution will be sold to consumers and we record a reserve for products estimated to be returned. In accordance with the guidance in EITF 00-14. Accounting for Certain Sales Incentives, any cash sales incentives are classified as a reduction of revenue.

The Company also enters into various arrangements, primarily with retail customers, which require the Company to make upfront cash, or “slotting” payments, in order to secure the right to distribute through such customers. The Company capitalizes slotting payments; that are expected to benefit future sales, and amortizes the associated payments over the appropriate time or volume based term of the arrangement. The amortization of slotting payments is treated as a reduction in Net sales and a corresponding asset is reported in intangible assets, net in the accompanying statements of financial position.

Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventory

Inventories are stated at the lower of cost (first in, first out) or market (net realizable value). When required, provision is made to reduce excess and obsolete inventory to estimated realizable value. Inventory at December 31, 2012 and 2011 consists mainly of raw materials and packaging materials. These financial statements do not include an estimate of potential returns.

Depreciation

Depreciation for financial reporting purposes is provided on the straight-line method over the following estimated useful lives:

Office fixtures

5-7 years

Equipment

3-7 years

Vehicles

5 years

Depreciation expense included in general and administrative expenses is $5,668 and $4,294 for the years ended December 31, 2012 and 2011 respectively.

Repairs and Maintenance

Repairs and maintenance of a routine nature are changed as incurred, while those which extend or improve the life of existing assets are capitalized.

Income Taxes

In March 2011 the Company voluntarily terminated its S corp election to become taxed as a corporation. The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and credit carryforwards. Deferred tax assets and liabilities are determined using the enacted tax rates in effect for the years in which those tax assets are expected to be realized. The effect of a change in tax rates on deferred assets and liabilities is recognized in the provision for income taxes in the period that includes the enactment date.

Deferred tax assets are regularly assessed to determine the likelihood they will be recovered from future taxable income. a valuation allowance is established when the Company believes it is more likely than not the future realization of all or some of a deferred tax asset will not be achieved. In evaluating the ability to recover deferred tax assets within the jurisdiction which they arise the Company considers all available positive and negative evidence. Factors reviewed include the cumulative pre-tax book income for the past three years, scheduled reversals of deferred tax liabilities, history of earnings and reliable forecasting, projections of pre-tax book income over the foreseeable future, and the impact of any feasible and prudent tax planning strategies.

The Company reports accrued interest related to income tax provisions take or to be taken as interest expense. Penalties are included in income tax expense for the years ended December 31, 2012 and 2011, there were no material interest or penalties related to income tax positions. Management does not believe there are material uncertainties related to unrecognized tax benefits that would require disclosure in the financial statements. The Company is no longer subject to examination by federal tax authorities for the years prior to 2009 and by state tax authorities for years prior to 2008.

Advertising Costs

The Company incurred $185,998 and $1,439,198 in advertising costs during 2012 and 2011 respectively. Advertising costs consisted of living demonstrations, media broadcasts, digital, outdoor, and prints and all associated costs. Advertising costs are expensed in the period incurred and are included in general and administrative expenses.

Intangible Assets—slotting fees

The Company records slotting fees paid to customers for preferential placement as intangible assets. For 2012 and 2011, there were $142,208 and $91,696, respectively of amortization included in sales and marketing related to these slotting fees. Any unamortized slotting fees are written off when the contract with the customer ends. For the years ended December 31, 2012 and 2011 there were $36,841 and $178,172, respectively of additions to slotting fees.

Accounts Receivable

It is the policy of the Company to maintain a reserve for uncollectable accounts receivable. At the end of each fiscal year, the allowance for doubtful accounts is adjusted based on an analysis of outstanding aged accounts receivable; historical collection and bad debt experience; and evaluations of specific accounts based on discussions with the department that originated the sale resulting in the receivable.

It is the policy of the Company to ensure that all available means of collecting accounts receivable have been exhausted before write-off procedures are initiated. Write-offs are initiated by the department associated with the amount to be written off, in conjunction with the accounting department. If an account receivable is deemed uncollectible, the appropriate approvals by upper management are required. As of December 31, 2012 and 2011 an establishment of an allowance was not deemed necessary.

Concentration of Credit Risk

At December 31, 2012 and 2011, the Company has $-cash balances in excess of federally insured limits.

As of December 31, 2012 and 2011, accounts receivable from one customer accounts for approximately 97% of total receivables for 2012 and from two customers accounted for approximately 66% of total receivables for 2011.

During the year ended December 31, 2012 and 2011, four customers accounted for approximately 75% of gross revenues for 2012 and three customers accounted for approximately 65% of gross revenues for 2011.

The Company operates a multi-faceted business consisting of both manufacturing and distribution. Many circumstances could have an unfavorable impact on our operating results. Examples include unfavorable weather impact on raw materials, changes in government regulations, changes in consumer demands or the emergence  of significant competitors. For 2012 and 2011 a large portion of our business and our customers are concentrated in the southeast United States.

Financial Instruments

Unless otherwise indicated, the fair value of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such amounts.

Use of estimates

To comply with generally accepted accounting principles, we make estimates and use assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes. Our most significant estimates are related to the collectability of accounts receivable, reserves for products to be returned, reserves for inventory that may not be usable and reserves for legal fees related to claims and litigation. Actually results may differ from our estimates.

Shipping and Handling

Shipping and handling costs for the years ended December 31, 2012 and 2011 was $109,233 and $546,895 respectively. Of these amounts, $2,953 and $101,433, respectively is included in cost of goods sold and $106,280 and $489,869, respectively is included in general and administrative expenses.

Consideration of Comprehensive Income Items

For the years ended December 31, 2012 and 2011 the Company’s financial statements do not contain any changes that are required to be reported separately in comprehensive income.

Impairment or Disposal of Long-Lived Assets

The Financial Accounting Standards Board issued Statement Accounting Standards Codification (“ASC”) 360 which provides, among other things, that the Company periodically assess all long-lived assets for recoverability. As of December 31, 2012 and 2011, no impairment write-down was necessary.

Stock-Based Compensation

The Company uses the Black-Scholes-Merton option-pricing model to estimate the fair value of stock options granted. This model incorporates various assumptions including expected volatility, expected option life, expected dividends, and the risk-free interest rates. The Company estimated volatility by using a comparable entity. The historical volatility of the comparable company’s common stock over the most recent period is general commensurate with the estimated expected life of the Company’s stock options, adjusted for the impact of unusual fluctuations not reasonably expected to recur and other relevant factors. The implied volatility is calculated from the implied market volatility of exchange-traded call options on the Company’s common stock. The expected life of an award is based on historical forfeiture experience, exercise activity, and on the terms and conditions of the stock awards granted to employees.

For the twelve months ended December 31, 2011, the Company recognized $286,839 in stock based compensation costs related to the issuance of options to shareholders. In 2012, $90 was recognized as compensation expense related options.

2.

Working Capital

At December 31, 2012 and 2011 the working capital of the Company was $(1,761,704) and $(1,068,261), and the current ratio was 0.05 to 1 and 0.33 to 1 respectively.

3.

Due from Employee/Associate

At December 31, 2012 and 2011, there were balances outstanding to two shareholders in the amount of $44,950 and $31,500, respectively. Of this, $13,450 was advanced to a shareholder as prepaid business expenses. It is anticipated that this amount will be applied to expenses in future periods or will be applied against payables due to the shareholder. The remainder balance was recorded as contract labor per agreement. Upon evaluation of performance goals, it was determined that $31,500 was due back to the Company. This amount may be offset against liabilities for future services.

4.

Certain Accounts Payable

At December 31, 2012, included in accounts payable there were balances due to C.H. Robinson Worldwide, Inc., Echo Global Logistics and Golden 100/Jouge Inc. of $154,390, $64,699 and $96,147, respectively. These entities have initiated legal proceedings. The debt to C.H. Robinson is transportation debt of 60+ days under which the payable was uncovered when funding diminished.  The debt to Echo Global is a disputed transportation debt regarding their failure to perform under the contract.  Golden 100/Jouge is a disputed debt regarding their failure to share expenses under the contract.  The current liability has been recorded in full, but no estimation of final outcome for accrued interest, legal costs or other judgment costs resulting from the legal proceedings has been evaluated or accrued. The Company is unaware of any other current or pending lawsuits; however, given the number of overdue balances it is at least reasonably possible that other lawsuits may follow.

Additionally, there are amounts included in accounts payable as of December 31, 2012 that are owed to shareholders of the Company. These amounts total $5,123 of interest payable.

5.

Accrued Expenses

At December 31, 2012 and 2011, included in accrued expenses which total $71, 869 and $113,359 on the balance sheet, respectively there were balances due to Richert Funding, and entity that the Company had used for factoring accounts receivable. The amounts outstanding to this entity as of December 31,2012 and 2011 were $68,070 and $107,271, respectively. Reichert Funding has perfected a judgment as of December 12, 2012. The current liability has been recorded in full, no provision has been mad e for any additional costs which may result from the legal proceedings.

6.

Contract Liabilities

At December 31, 2012 and 2011, contractor liabilities totaled $340,050 and $216,000, respectively. These amounts are accrued under consulting agreements as deferred contract labor and employment agreement entered into during 2012. As of December 31, 2012 and  2011 amounts recorded in this amount of, $245,050 and $129,500, respectively were due to shareholders of the Company. The remainder amounts of $95,000 and $86,500, respectively were due to unrelated parties.

7.

Coupon Reimbursement Liability

Amounts included in the account were coupon redemptions received by third party coupon clearing houses and submitted to the Company for payment. Upon being unpaid by the Company, the third party coupon clearing houses charged redemption amounts back to the customers of the Company. The customers then billed the Company for the coupon amounts not honored.

8.

Related Party Transactions

Due from Employees/Associates

As described in Footnote 3, at December 31, 2012 and 2011 the Company had amounts due in the aggregate from George Gamble, a founder of the company and former officer, and from Donald Mack, our chief executive officer, of $44,950 and $31,500, respectively.

Accounts Payable

As described in Footnote 4, at December 31, 2012 and 2011 the Company had amounts due to shareholders of the Company of $5,123 and $-, respectively included in accounts payable.

Contractor Liabilities

As described in Footnote 6, at December 31, 2012 and 2011 the Company had amounts due to shareholders of the Company, including George Gamble, a founder of the company and former officer, Donald Mack, our CEO, Rob Paladino, our CRO, and Donald Slater, our COO, $245,050 and $129,500, respectively.

Due to Related Parties

At December 31, 2012 and 2011 the Company has accrued interest payable on related party debts of $24,652, of which $12,079 was acquired in the reverse merger, which are due to Rob Paladino and George Gamble.

Line-of-Credit and Notes Payable – Shareholder

At December 31, 2012 and 2011 the Company had a note payable to Al Restaino, a former director and cousin of Rob Paladino, with a principle balance of $106,000 at the end of each year. This note is currently in default and is accruing interest at the default rate of 15% per annum. Interest accrued on this note as of December 31, 2012 and 2011 was $4,770 and $-, respectively. This note is secured by 136,365 shares of stock of stock in the Company. The shareholder has notified the registrant of the loans default, but has not yet begun the litigation to encumber these shares.

At December 31, 2012 and 2011 the Company had a note payable to McBride Investment Holdings LLC, which is controlled by a relative of Rob Paladino, with a principle balance of $79,500 at the end of each year. This note is currently in default and is accruing interest at the default rate of 15% per annum. Interest accrued on this note as of December 31, 2012 and 2011 was $1,722 and $-, respectively. There is also an amount included in accounts payable related to accrued interest of $1,590.

At December 31, 2012 the Company had a Line-of-Credit advance from Susanne Woods, an acquaintance of Donald Mack, in the amount of $33,963 plus accrued interest which was acquired in the reverse merger. This balance is in default as of December 31, 2011 and is accruing interest at the default rate of 36%. Accrued interest on this debt as of December 31, 2012 and 2011 was $18,159 and $5,999 respectively.

At December 31, 2012 and 2011 the Company had a note payable to Shelimar Holdings Ltd., which is owned by Yankel Rosenthal, our Chairman, with a principle balance of $111,438 and $120,000, respectively. This note does not accrue interest and is expected to be converted into equity when certain milestones are met.

9.

Current Portion of Notes Payable

As of December 31, 2012 the Company had the following notes payable to unrelated persons:

Outstanding Balance as of December 31, 2012

Note payable dated 4/27/12 and due 10/27/12. initial interest at a rate of 18% default rate of 24%. Principal and interest due Oct 2012. Convertible into up to 565,000 shares of preferred stock of the Company for the principal of $50,000 plus $6,500 of accrued interest payable.

Total	$50,000
Due by December 31	Amount
2013	$50,000

10.

Stockholders’ Equity

Effective July 1, 2012 in exchange for 11,092,320 shares of $.0001 par value Destiny Media Corp., a Delaware Corporation (“Destiny”), GBX Companies, Inc. dba CoolJuice Beverage Company, Inc., a Georgia Corporation (“GBX”) merged into Destiny. Each GBX shareholder received 15 shares of Destiny stock for each share of GBX stock held on the merger date. Prior to this date, Destiny Media Corp effected a 53 for 1 reverse stock split. All share and per share amounts have been restated to reflect these transactions.

The surviving Company is authorized to issue 2,000,000,000 shares of $.0001 par value common stock and 50,000,000 shares of $.0001 par value preferred stock. No shares of preferred stock are issued or outstanding as of December 31, 2012 and 2011.

During the year ended December 31, 2011, 627,285 shares of treasury stock were retired and the value was offset to additional paid in capital.

During the year ended December 31, 2011, the company issued an aggregate of 6,458,925 shares of common stock for cash proceeds of $2,065,000.

The surviving entity recorded 1,802,525 shares of stock and the related additional paid in capital related to the existing shareholders and assumed liabilities as of the merger date of July 1, 2012.

During the year ended December 31, 2011, the Company authorized 1,305,000 options to purchase shares of the Company at a strike price of $0.40 per share. All share and per share amount have been restated to reflect the 15 for 1 stock split as a result of the merger. Compensation expense of $286,839 has been recorded in these financial statements in consideration of these options.

11.

Statement of Cash Flows

Supplemental disclosures of cash flow information:

Cash paid during the year ended December 31, 2012 and 2011:

	2012	2011
Interest	$14,840	$13,250
Income taxes	$ 100	$ 2,113
Notes receivable offset to contractor liabilities	$ -	$42,736

12.

Income Taxes

At December 31, 2012, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $3.4 million. If not utilized, the net operating losses will expire during the years 2031 through 2032. The deferred tax asset for these net operating loss carryforwards may be as much as $1.4 million. However, there can be no assurance that the company will be able to use these deferred tax assets and as such a full valuation allowance has been recorded.

The approximate tax effect of each type of temporary difference and carryforward that gives rise to a significant portion of deferred tax assets at December 31, 2012 computed in accordance with ASC 740 is as follows:

Deferred tax assets Net operating loss carryforwards	$1,400,000
Total net deferred tax asset	1,400,000
Less valuation allowance	(1,400,000)
$ -

Based on the uncertainty of future realization, a valuation allowance equal to the net deferred tax asset has been provided. Accordingly, no tax benefit has been recorded. The valuation allowance decreased by $281,000 from the previous year due to changes in assumptions about rates and timing for the utilization of operating losses.

Income tax expense is different from amounts computed by applying the statutory Federal income tax due to the use of the completed contract method of accounting for tax purposes and the application of net operating loss carryforwards.

13.

Stock Options

The Company has no formal stock option plan but has granted options to employees.

Fair value for the year ended December 31, 2011 was determined using the Black-Scholes-Merton option pricing model with the following assumptions:

	2012	2011
Average fair value	$0.05	$0.40
Dividend yield	-	-
Risk-free interest rate	1.11%	1.11%
Expected life	10 years	6.5 years
Expected volatility	45.00%	45%
Forfeiture rate	0.00%	0.00%

Expected volatility is based on a publicly traded company in the juice industry and expected option life is based on option terms.

During the year ended December 31, 2011, 1,305,000 options were issued with a $0.40 per share exercise price. These options vested upon grant and expire ten years after the date of grant. Using the Black Scholes Merton model, each option was determined to have a value of $0.2198 and compensation expense of $286,839 was recorded as compensation expense.

During the year ended December 31, 2012, 20,000 post merger options were issued with a $0.0001 per share exercise price. These options vested monthly over 60 months and expire seven years after the date of vest. Using the Black Scholes Merton model, each option was determined to have a value of $0.0452 and compensation expense of $90 was recorded as compensation expense.

The company acquired 566,037 previously outstanding and vested options which allowed the option holders to purchase shares of the Company at a strike price of $0.0053 per share. No compensation expense was recorded in these financial statements with respect to the acquired options.

Information for the year ended December 31, 2012 is as follows:

	Shares	Wtd.Ave. Exercise Price
Outstanding at December 31, 2011	1,305,000	$0.40
Acquired in merger	566,037	0.0053
Granted	20,000	0.0001
Exercised	-	-

Outstanding at December 31, 2012	1,891,037	$0.28

Range	Outstanding Number	Wtd. Ave. Life	Wtd. Ave. Price	Exercisable
$ 0.40	1,305,000	9.50 years	$0.40	1,305,000
$.0053	566,037	6.25 years	$.0053	566,037
$.0001	20,000	6.5 years	$.0001	2,000
	1,891,037			1,873,037

14.

Consideration of Going Concern

The Company has had only a limited operating history with sporadic sales, and has consistently sustained operating losses. At December 31, 2012, the Company had a deficit in working capital of $(1,761,704) and a stockholders’ equity of $(1,706,753). These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management is addressing these conditions and intends to raise capital for expansion. The methods for doing this may include using a combination of convertible debt, options and warrants, sales of stock for cash, and the use of shares to compensate for services. During 2012 and 2011, the Company raised $2,065,000 through the issuance of stock for cash and secured other loans as described in these footnotes. However, there can be no assurance that the Company will be able to continue to use these same financing strategies in the future, or that it will be successful in raising sufficient equity in its private placement to sustain its business plan until it achieves profitability. The accompanying financial statements do not reflect any adjustments which might be necessary if the Company is unable to continue.

15.

Subsequent Events

The Company has evaluated subsequent events for the period from December 31, 2012, the date of these financial statements, through March 15, 2013, which represents the date these financial statements are available to be issued. Pursuant to the requirements of FASB ASC Topic 855, the following events or transactions occurring during this subsequent event reporting period that require recognition or disclosure in the financial statements are as follows:

•

Sale of 120,000 shares of the Company’s common stock for $0.05 per share on February 13, 2013 made to personal friends of the CEO.  These two are not affiliated with the Company.  The price per share was arbitrarily priced and negotiated between the parties based on the non-operative state of the Company at the time of the investment.

•

Borrowing of $10,020 from an existing non-affiliated shareholder which included a stock incentive of 100,200 shares of stock, and a debt to equity conversion rate of $0.10 per share.  The price per share was arbitrarily priced and negotiated between the parties based on the non-operative state of the Company at the time of the investment.

•

Entering into an exclusive financing agreement with U.S. Capital Partners, a San Francisco based investment banker to raise capital.  There is no pre-existing relationship between U.S. Capital Partners and any principal or control person of the Company.

DMC Beverage Corp.

Balance Sheet

September 30, 2013 and December 31, 2012

	September 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$17,361	$ 2,905
Accounts receivable (net of allowance $-)	2,119	2,119
Inventory	84,268	84,268
Prepaid expenses	500	500
Total current assets	104,249	89,792

EQUIPMENT - AT COST
Machinery and equipment	18,451	18,451
Office equipment	5,562	5,562
Vehicles	-	-
Total equipment at cost before depreciation	24,013	24,013
Less accumulated depreciation	7,684	7,684
Total equipment at cost	16,329	16,329
OTHER ASSETS
Due from employee/associate	64,950	44,950
Deposites and retainers	-	-
Other Assets	1,027	-
Intangible assets, net	172	172
Total assets	$186,727	$151,243

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$757,123	$754,062
Accrued expenses	264,361	71,869
Contractor liabilities	466,050	340,050
Coupon reimbursement liabilities	-	260,563
Due to related parties	87,289	19,218
Interest payable	31,333	31,333
Line-of-credit and notes payable - shareholder	405,901	330,901
Current portion of notes payable	50,000	50,000
Total current liabilities	2,062,056	1,857,996

Continued on next page

DMC Beverage Corp.

Balance Sheet

September 30, 2013 and December 31, 2012

(Continued from previous page)

STOCKHOLDERS' EQUITY
Preferred stock, 50,000,000 shares of $.0001 par value
stock authorized, no shares issued or outstanding	-	-
Common stock, 2,000,000,000 shares of $.0001 par value
stock authorized, 13, 642,367 and 12, 894,845 shares
issued and outstanding as of Sept 30, 2013 and December 31, 2012	1,298	1,298
Additional paid-in capital	3,470,123	3,437,530
Accumulated deficit	(5,346,749)	(5,145,581)

Total Stockholders’ Equity	(1,875,329)	(1,706,753)

Total Liabilities and Stockholders’ Equity	$ 186,727	$ 151,243

The accompanying notes are an integral part of the financial statements.

DMC Beverage Corp.

Statement of Operations

For the three and nine months ended September 30, 2013 and 2012

	3 Months Ended	3 Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Sales, Gross	$ -	$ 11,954	$ -	$ 360,717

Discounts	-	-	-	(61,082)
Sales, net of discounts	-	11,954	-	299,635

Costs of sales	-	13,817	-	274,121

Gross profit (loss)	-	(1,863)	-	25,513

Selling, general and administrative expenses	165,898	71,215	188,461	591,272

Net loss from operations	(165,898)	(73,078)	(188,461)	(565,759)

Other income (expense)
Miscellaneous income	-	88	-	88
Depreciation	-	(678)		(4,168)
Interest income	2	-	2	10
Interest expense	(3,710)	(3,710)	(11,130)	(11,130)
Gain on disposition of fixed assets	-	-	-	-

	(169,606)	(77,378)	(199,589)	(15,200)

Net loss before income tax	(169,606)	(77,378)	(199,589)	(580,959)

Income tax expense	0	(100)	0	(100)

NET LOSS	$(169,606)	$(77,478)	$(199,589)	$(581,059)

The accompanying notes are an integral part of the financial statements.

DMC Beverage Corp.

Statement of Cash Flows

For the nine months ended September 30, 2013 and 2012

	9 Months Ended	9 Months Ended
	September 30, 2013	September 30, 2012
CASH FLOWS TO/FROM OPERATING ACTIVITIES
Net loss	$(199,589)	$(592,639)
Adjustments to reconcile net loss to net
cash flows from operating activities:
Depreciation and amortization	-	(3,145)
Slotting fees amortization	-	-
Gain on dispositions of fixed assets	-	-
Compensation expense for stock options	-	-
Decrease (increase) in accounts receivable	-	192,887
Decrease (increase) in inventory	-	189,351
Decrease (increase) in prepaid expenses	-	14,590
Decrease in employee receivable	(20,000)	(13,450)
Decrease in deposits	-	2,500
Increase in accounts payable	3,061	40,026
Increase in interest payable	-	12,260
Increase (decrease) in due to related parties	55,000	97,465
Increase in contractor liabilities	126,000	40,050
Increase in coupon redemption liabilities	-	-
Increase (decrease) in accrued expenses	-	(55,702)
Net cash flows from operating activities	(35,528)	(75,807)

CASH FLOWS TO INVESTING ACTIVITIES
Proceeds from disposal of equipment	-	-
Acquisition of equipment	-	30,494
Additions to intangible assets	-	95,818
Net cash flows to investing activities	-	126,312

(Continued on next page)

DMC Beverage Corp.

Statement of Cash Flows

For the nine months ended September 30, 2013 and 2012

(Continued from previous page)

CASH FLOWS TO FINANCING ACTIVITIES
Issuance of common stock	31,265	(62,020)
Proceeds on note payable	-	-
Cash received in merger transaction	-	-
Proceeds on line-of-credit and notes payable - shareholder	-	-
Payments on line-of-credit and notes payable - shareholder	-	-
Net cash flows to financing activities	31,265	(62,020)

NET INCREASE IN CASH	(4,262)	(11,515)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,905	25,738
CASH AND CASH EQUIVALENTS, END OF YEAR	$(1,357)	$14,223

The accompanying notes are an integral part of the financial statements.

DMC Beverage Corp.

NOTES TO FINANCIAL STATEMENTS

September 30, 2013 and 2012

1.

Summary of Significant Accounting Policies

Description of Business

The Company’s core focus is providing all natural 100% juice blends containing vitamins A, C, D and calcium. The Company surrendered their S election in March 2011 to become a corporation. Historically, the regions the product is sold is in Southeast United States. The types of customers for the Company include wholesalers, grocers and school districts. Due to results of market research, it is the intent of the company to move its target area to the West and Midwest.

The Company originally was established on March 1, 2005 and known as GBX Companies, Inc. DBA CoolJuice® Beverage Company, Inc. Destiny Media Corp. was incorporated on November 1, 2002.

Effective July 1, 2012 in exchange for 11,147,820 shares of $.0001 par value Destiny Media Corp., a Delaware Corporation (“Destiny”), GBX Companies, Inc. dba CoolJuice® Beverage Company, Inc., a Georgia Corporation (“GBX”) merged into Destiny. Each shareholder received 15 shares of Destiny stock for each share of GBX stock held on the merger date. After the transaction, former shareholders of GBX owned 86% of the surviving company. After the merger, the surviving company changed its name to DMC Beverage Corp (“DMC”), to reflect the Company’s focus on juice. This transaction has been accounted for as a reverse acquisition with GBX as the accounting acquirer. Additionally, the surviving entity assumed certain liabilities of Destiny including a Line of Credit to a shareholder of $46,042, provided working capital in the amount of $28,958 and executed a Line of Credit Repayment Agreement to another shareholder who is due $30,000 ($33,963 as of December 31, 2012) plus accrued interest.

References in this report to the Company and to DMC are references to DMC Beverage Corp, a Delaware corporation, and its predecessor.

Revenue Recognition

We recognize sales when products are delivered to our customers. Most of our sales are delivered through a third party packaging and distribution center. We usually guarantee that sales through the third party packaging and distribution will be sold to consumers and we record a reserve for products estimated to be returned. In accordance with the guidance in EITF 00-14, Accounting for Certain Sales Incentives, any cash sales incentives are classified as a reduction of revenue.

The Company also enters into various arrangements, primarily with retail customers, which require the Company to make upfront cash, or “slotting” payments, in order to secure the right to distribute through such customers. The Company capitalizes slotting payments; that are expected to benefit future sales, and amortizes the associated payments over the appropriate time or volume based term of the arrangement. The amortization of slotting payments is treated as a reduction in Net sales and a corresponding asset is reported in intangible assets, net in the accompanying statements of financial position.

Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventory

Inventories are stated at a lower of cost (first in, first out) or market (net realizable value). When required, provision is made to reduce excess and obsolete inventory to estimated realizable value. Inventory at September 30, 2013 and September 30, 2012 consists mainly of raw materials and packaging materials. These financial statements do not include an estimate of potential returns. As of September 30, 2013, the remaining raw materials inventory is being reviewed for obsolescence and reduction for a year end, 2013 write down.

Depreciation

Depreciation for financial reporting purposes is provided on the straight-line method over the following estimated useful lives:

Office fixtures

5-7 years

Equipment

3-7 years

Vehicles

5 years

Depreciation expense included in general and administrative expenses is $-0- and $4168 for the periods ended September 30, 2013 and September 30, 2012 respectively.

Repairs and Maintenance

Repairs and maintenance of a routine nature are charged as incurred, while those which extend or improve the life of existing assets are capitalized.

Income Taxes

In March 2011 the Company voluntarily terminated its S Corp election to become taxed as a corporation. The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and credit carryforwards. Deferred tax assets and liabilities are determined using the enacted tax rates in effect for the years in which those tax assets are expected to be realized. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the provision for income taxes in the period that includes the enactment date.

Deferred tax assets are regularly assessed to determine the likelihood they will be recovered from future taxable income. A valuation allowance is established when the Company believes it is more likely than not the future realization of all or some of a deferred tax asset will not be achieved. In evaluating the ability to recover deferred tax assets within the jurisdiction which they arise the Company considers all available positive and negative evidence. Factors reviewed include the cumulative pre-tax book income for the past three years, scheduled reversals of deferred tax liabilities, history of earnings and reliable forecasting, projections of pre-tax book income over the foreseeable future, and the impact of any feasible and prudent tax planning strategies.

The Company reports accrued interest related to income tax provisions take or to be taken as interest expense. Penalties are included in income tax expenses for the periods ended September 30, 2013 and September 30, 2012 there were no material interest or penalties related to income tax positions. Management does not believe there are material uncertainties related to unrecognized tax benefits that would require disclosure in the financial statements. The Company is no longer subject to examination be federal tax authorities for the years prior to and be state tax authorities for years prior to.

Advertising Costs

The Company incurred $3,521 and $234,398 in advertising costs during the nine months ended September 30, 2013 and September 30, 2012 respectively. Advertising costs consisted of live demonstrations, media broadcasts, digital, outdoor, and prints and all associated costs. Advertising costs are expensed in the period incurred and are included in general and administrative expenses.

Intangible Assets – slotting fees

The Company records slotting fees paid to customers for preferential placement as intangible assets. For the nine months ended September 30, 2013 and September 30, 2012 respectively, there were $-0- and $-0-, respectively of amortization included in sales and marketing related to these slotting fees. Any unamortized slotting fees are written off when the contract with the customer ends. For the nine months ended September 30, 2013 and September 30, 2012 respectively there were no additions to slotting fees.

Accounts Receivable

It is the policy of the Company to maintain a reserve for uncollectible account receivable. At the end of each fiscal year, the allowance for doubtful accounts is adjusted based on an analysis of outstanding aged accounts receivables; historical collection and bad debt experience; and evaluations of specific accounts based on discussions with the department that originated the sale resulting in the receivable.

It is the policy of the Company to ensure that all available means of collecting account receivable have been exhausted before write-off procedures are initiated. Write-offs are initiated by the department associated with the amount to be written off, in conjunction with the accounting department. If an account receivable is deemed uncollectible, the appropriate approvals by upper management are required. As of the nine months ended September 30, 2013 and September 30, 2012 respectively an establishment of an allowance was not deemed necessary.

Concentration of Credit Risk

As of the nine months ended September 30, 2013 and September 30, 2012 respectively the Company had $- cash balances in excess of federally insured limits.

During the period ended September 30, 2013, there were no associated sales which present a credit risk to the Company during its period of reorganization.

The Company operates a multi-faceted business consisting of both manufacturing and distribution. Many circumstances could have an unfavorable impact on our operating results. Examples include unfavorable weather impact on raw materials, changes in government regulations changes in consumer demands or the emergence of significant competitors. For the nine months ended September 30, 2013 and September 30, 2012 respectively a large portion of our business and our customers are concentrated in the southeast United States.

Financial Instruments

Unless otherwise indicated, the fair market value of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such amounts.

Use of Estimates

To comply with generally accepted account principles, we make estimates and use assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes. Our most significant estimates are related to the collectability of accounts receivable, reservesf for products to be returned, reserves for inventory that may not be useable and reserves for legal fees related to claims and litigation. Actual results may differ from our estimates.

Shipping and Handling

Shipping and handling costs for the nine months ended September 30, 2013 and September 30, 2012 respectively was -0- and $109,232. Of these amounts, $-0- and $2,953, respectively is included in cost of goods sold and $-0- and $106,279, respectively is included in general and administrative expenses.

Consideration of Comprehensive Income Items

For the nine months ended September 30, 2013 and September 30, 2012 the company’s financial statements do not contain any changes that are required to be reported separately in comprehensive income.

Impairment or Disposal of Long-Lived Assets

The Financial Accounting Standards Board issued Statement Accounting Standards Codification (“ASC”) 360 which provides, among other things, that the Company periodically assess all long-lived assets for recoverability. As of the nine months ended September 30, 2013 and September 30, 2012, no impairment write down was necessary.

Stock-Based Compensation

The Company uses the Black-Scholes-Merton option-pricing model to estimate the fair value of stock options granted. This model incorporates various assumption including expected volatility, expected option life, expected dividends, and the risk-free interest rates. The Company estimated volatility by using a comparable entity. The historical volatility of the comparable company’s common stock over the most recent period is generally commensurate with the estimated expected life of the Company’s stock options, adjusted for the impact of unusual fluctuations not reasonably expected to recur and other relevant factors. The implied volatility is calculated from the implied market volatility of exchange-traded call options on the Company’s common stock. The expected life of an award is based on historical forfeiture experience, exercise activity, and on the terms and conditions of the stock awards granted to employees.

For the nine months ended September 30, 2013 and September 30, 2012, the Company recognized $- and $- respectively, in stock based compensation costs related to the issuance of options to shareholders.

2.

Working Capital

At September 30, 2013 and 2012 the working capital of the Company was $(2,049,689) and $(8,569,745), and the current ratio was .051 to 1 and .47 to 1 respectively.

3.

Due from Employee/Associate

At September 30, 2013 and 2012, there were balances outstanding to shareholders in the amount of $64,950 and $44,9500, respectively. Of this, $13,450 was advanced to a shareholder as prepaid business expenses. It is anticipated that this amount will be applied to expenses in future periods or will be applied against payables due the shareholder. The remainder balance was recorded as contract labor per agreement. Upon evaluation during the 2012 audit, it was determined that $31,500 was due back to the Company. This amount may be offset against liabilities for future services.

4.

Certain accounts Payable

At September 30, 2013, included in accounts payable there were balances due to C.H. Robinson Worldwide, Inc., Echo Global Logistics and Golden 100/Jouge, Inc. of $154,390, 64,699 and 96,147, respectively. These entities have initiated legal proceedings. The current liability has been recorded in full, but no estimation of final outcome for accrued interest, legal costs or other judgment costs resulting from the legal proceedings has been evaluated or accrued. The Company is unaware of any other current or pending lawsuits; however, given the number and amount of overdue balances it is at least likely that other lawsuits may follow.

Additionally, there are amounts included in accounts payable as of September 30, 2013 that are owed to shareholders of the Company. These amounts total $18,727 of interest payable.

5.

Accrued Expenses

At September 30, 2013 and 2012, included in accrued expenses which totaled $264,361 and $71,869 on the balance sheet, respectively there were balances due to Richert Funding, an entity that the Company had used for factoring accounts receivable. The amounts outstanding to this entity as of September 30, 2013 and 2012 was $68,070. Richert Funding has perfected a judgment as of December 31, 2012. The current liability has been recorded in full, however, no provision has been made for any additional costs which may result from legal proceedings.

6.

Contactor Liabilities

At September 30, 2013 and 2012, contractor liabilities totaled $466,050 and $340,050, respectively. These amounts are accrued under consulting agreements as deferred contract labor and employment agreements entered into during 2012. As of September 30, 2013 and 2012 amounts recorded in this account of $371,000 and $245,00 respectively were due to shareholders of the Company. The remainder amount of $95,050 was due to unrelated parties.

7.

Coupon Reimbursement Liability

Amounts included in this account were coupon redemptions received by third party coupon clearing houses and submitted to the Company for payment. Upon being unpaid by the Company the third party coupon clearing houses charged redemption amounts back to the customers of the Company. The customers then billed the Company for the coupon amounts not honored.

8.

Related Party Transactions

Due from Employee/Associates

As described in Footnote 3, at September 30, 2013 and 2012 the Company had amounts due from shareholders of the Company of $64,950 and $44,950 respectively.

Accounts Payable

As described in Footnote 4, at September 30, 2013 and 2012 the Company had amounts due to shareholders of the Company of $18,727 and $2,473 respectively included in accounts payable

Contractor Liabilities

As described in Footnote 6, at September 30, 2013 and 2012, the Company had amounts due to shareholders of the Company of $466,050 and $340,050 respectively.

Due to Related Parties

At September 30, 2013 and 2012 the Company had amounts due to eight and two shareholders for amounts contributed and business expenses paid personally of $87,289 and $19.218, respectively.

Interest Payable

As of September 30, 2013 the Company has accrued interest payable on related party debts of $31,333 of which $12,079 was acquired in the reverse merger.

Line-of-Credit and Notes Payable – Shareholder

At September 30, 2013 and 2012 the Company had a note payable to a shareholder with a principle balance of $111,000 and $106,000 respectively. This note is currently in default and is accruing interest at the default rate of 15% per annum. Interest accrued on this note as of September 30, 2013 was $4,240 and as of September 30, 2012 was $-. There is also an amount included in accounts payable related to accrued interest of $7,773 as of September 30, 2013. This note is secured by 136,365 shares of stock of stock in the Company. The investor has started proceedings to encumber these shares.

At September 30, 2013 and 2012 the Company had a note payable to a shareholder with a principle balance of $79,500 at the end of each period. This note is currently in default and is accruing interest at the default rate of 15% annum. Interest accrued on this note as of September 30, 2013 and 2012 and was $3,180 and $-, respectively. There is also amount included in accounts payable related to accrued interest of $4,770 as of September 30, 2013.

At September 30, 2013 and 2012 the Company had a Line-of-Credit advance from a shareholder in the amount of $33,963 plus accrued interest which was acquired in the reverse merger. This balance is in default as of December 31, 2012 and is accruing interest at the default rate of 36%. Accrued interest on this debt as of September 30, 2013 and 2012 and was $40,856 and $13,617 respectively.

At September 30, 2013 and 2012 the Company had a note payable to a shareholder with the principle balance of $111,438 each period. This note does not accrue interest and is expected to be converted into equity when certain milestones are met.

9.

Current Portion of Notes Payable

As of September 30, 2013 the Company had the following notes payable to unrelated persons:

Outstanding Balance as of September 30, 2013
Note payable dated and due. Initial interest at a rate of 18%, default rate of 24%. Principle and interest due. Convertible into up to 565,000 shares of preferred stock of the Company for the principal of $50,000 plus $8,800 of accrued interest payable.	$50,000
Total	$50,000

Due by December 31	Amount
2013	$50,000

10.

Stockholders’ Equity

Effective July 1, 2012 in exchange for 11,174820 shares of $.0001 par value Destiny Media Corp., a Delaware Corporation (“Destiny”), GBX Corporation, Inc., dba CoolJuice Beverage Company, Inc., a Georgia Corporation (“GBX”) merged in to Destiny. Each shareholder received 15 shares of Destiny stock for each share of GBX stock held on the merger date. Prior to this date, Destiny Media Corp effected a 53 for 1 reverse stock split. All share and per share amounts have been restated to reflect these transactions.

The surviving Company is authorized to issue 2,000,000,000 shares of $.0001 par value common stock and 50,000,000 shares of $.0001 par value preferred stock. No shares of preferred stock are issued or outstanding as of September30, 2013 and 2012.

During the year ended December 31, 2011 627,285 shares of treasury stock were retired and the value was offset to additional paid in capital

During the year ended December 31, 2011, the Company issued and aggregate of 6,458,925 shares of common stock for cash proceeds of $2,065,000.

The surviving entity recorded 1,802,525 shares of stock and the related additional paid in capital related to the existing shareholders and assumed liabilities as of the merger date of July 1, 2012.

During the year ended December 31, 2011, the Company authorized 1,305,000 options to purchase shares of the Company at a strike price of $.40 per share. All share and per share amounts have been restated to reflect the 15 for 1 stock split as a result of the merger. Compensation expense of $286,839 has been recorded in the financial statements ended December 31, 2012 as consideration of these options.

During the period ended September, 2013, the Company authorized 747,522 shares of stock under agreements for compensation and consideration. Of these shares, 543,102 shares were authorized as employment contract compensation to shareholders and the remaining 204,420 were authorized as other compensation.

11.

Statement of Cash Flows

Supplemental disclosures of cash flow information:

Cash paid during the period ended September 30, 2013 and 2012:

2013

2012

Interest

$ - 0 -

$ 7,420

Income taxes

$ - 0 -

$ - 0 –

Notes receivable offset

$ - 0 -

$ - 0 –

12.

Income Taxes

At September 30, 2013 the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $3.4 million for tax years through 2011. As of this report date, the 2012 income tax return for the Company has not been included and/or prepared. These losses will expire during the years 2031 through 2032. The deferred tax asset for these net operating loss carryforwards may be as much as $1.4 million. However there can be no assurance that the Company will be able to use these deferred tax assets and as such a full valuation allowance has been recorded.

The approximate tax effect of each type of temporary difference and carryforward that gives rise to a significant portion of deferred tax assets at December 31, 2012 computed in accordance with ASC 740 is as follows:

Deferred tax assets

$ 1,400,000

Net operating loss carryforwards

Total net deferred tax asset

$1,400,000

Less valuation allowance

(1,400,000)

$ -0

Based on the uncertainty of future realization, a valuation allowance equal to the net deferred tax asset has been provided. Accordingly, no tax benefit has been recorded. The valuation allowance decreased by $281,000 from the previous year due to changes in assumptions about rates and timing for the utilization of operating losses.

Income tax expense is different from amounts computed by applying the statutory Federal income tax rate due the use of completed contract method of accounting for the tax purposes and the application of net operating loss carryforwards

13.

Stock Options

The Company has no formal stock option plan but has granted options to employees.

Fair value for the periods ended September 30, 2013 and 2012 was determined using the Black-Scholes-Merton option pricing model with the following assumptions:

2013

2012

Average fair value

$ 0.05

$ 0.05

Dividend yield

-

-

Risk-free interest rate

1.11%

1.11%

Expected life

14 years

      10 years

Expected volatility

45%

45%

Forfeiture rate

0.0%

0.0%

Expected volatility is based on a publicly traded company in the juice industry and expected option life is based on option terms.

During the period ended September 30, 2012, 20,000 post merger options were issued with a $0.0001 per share exercise price. These options vested monthly over 60 months and expire seven years after the date of vest. Using the Black Scholes Merton Model, each option was determined to have a value of $0.0452 and compensation expense of $90 was recorded as compensation expense.

During the period ended September 30, 2013, 747,000 post merger options were issued with a $0.0001 per share exercise price. These options vested monthly over defined employment contracts and and expire seven years after the date of vest. Using the Black Scholes Merton Model, each option was determined to have a value of $0.0564 and compensation expense of $42,130 was recorded as compensation expense.

14.

Consideration of Going Concern

The Company has had only a limited operating history with sporadic sales, and has consistently sustained operating losses. At September 30, 2013 the Company has a deficit working capital of $(2,049,689) and a stockholder’s equity deficit of $(1,875,329). These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management is addressing these conditions and intends to raise capital for expansion. The methods for doing this may include using a combination of convertible debt, options and warrants, sales of stock for cash and the use of shares to compensate for services. During 2012 and 2011 the Company raised $2,065,000 and $96,865 in 2013 through the issuance of Stock for cash and secured other loans as described in these footnotes. However, there can be no assurance that the Company will be able to continue to use these same financing strategies in the future, or that it will be successful in raising sufficient equity in its private placement to sustain its business plan until it achieves profitability. The accompanying financial statements do not reflect any adjustments which might be necessary if the Company is unable to continue.

15.

Subsequent Events

The Company has evaluated subsequent events for the period from September 30, 2013, the date of these financial statements. Pursuant to FASB ASC Topic 855, no events or transactions have occurred which require recognition or disclosure. It is assumed herein based on the issuance of these interim financial statements there may be transactions which occur between September 30, 2013 and year end which could materially affect the outcome of the year end financials. Due to the issuance of mid-year financials within a three month period of the issuance date, it is not deemed imperative to disclose any of the subsequent events at this point as they are normal operating expense transactions.

Up to a Maximum of 8,000,000 Common Shares

at $0.50 per Common Share

Prospectus

DMC Beverage Corp.

December 19, 2013

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered.

SEC Registration Fee	$2,500.00
Printing and Engraving Expenses	2,500.00
Legal Fees and Expenses	25,000.00
Transfer Agency Fees	12,500.00
Accounting Fees and Expenses	30,000.00
Miscellaneous	2,500.00
TOTAL	$75,000.00

Item 14.  Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

At a board meeting held on June 2, 2010 shares were issued to the following individuals for their service on the Board of Directors: Fred Beisser 1,000,000 shares; George Palmer 1,000,000 shares; and John Bringenberg 1,000,000 shares.  For their assistance in the evaluation and due diligence process of the potential acquisition of Private Network Communications, Inc., shares were issued to:  Clifford Perlman 1,000,000 shares; Gerald larder 1,000,000 shares.  At the same meeting, Susanne Woods was issued 20,000,000 shares as an inducement to make the line of credit.

On June 3, 2010 Mr. Richard Ellis was issued 1,000,000 having been erroneously missed in the June 2, 2010 meeting.

At the Board of Directors meeting of February 18, 2011 as an inducement to increase the Line of Credit from $20,000 to $30,000, Susanne Woods was issued additional shares in the amount of 10,000,000 shares.

On December 15, 2011 the Board authorized the issuance of additional 4,323,710 shares to Susanne Woods as a result of the Line of Credit exceeding $30,000 by $4,323.71.  Also at that meeting Mr. Roy Foreman (a personal friend of Mr. Mack) was issued 750,000 shares as an inducement to make a loan to the company in the amount of $7,500.  That loan was in the form of a convertible promissory note, convertible at the election of the note holder both principal and interest at a rate equal to $0.01 per share.

At a Board of directors meeting held on March 15 2012 both Mr. Mack and Mr. Palmer were issued stock options in the amount of 20,000,000 shares and 10,000,000 shares respectively.

On June 28, 2012 shares were issued to Mr. Mack, Mr. Foreman and Steve Copper (the company’s accountant) in exchange for converting their notes, interest and accounts payables into shares.  The issuance was as follows:  Donald Mack 38,727,030; Roy Foreman 795,000 (plus the yet unissued 750,000 share inducement from 12/15/2011) and Steve Copper 1,048,000 shares for accounting services.

On July 1, 2012, the merger between Destiny Media and GBX closed, and all outstanding shares were subject to a 53 for 1 reverse stock split.

On January 2, 2013 Heather and Steve Blair, friends of Donald Mack, invested $6,000 in exchange for 120,000 shares of common stock.

On February 22, 2013 Jason Foreman, brother to Roy Foreman and personal friend of Donald Mack loaned the company $10,020 on a convertible promissory note and was issued an inducement for making the note in the amount of 100,020 shares of common stock.

On April 10, 2013 Scott Jones a personal friend of Roy Foreman invested $5,265.24 in exchange for 35,102 shares of common stock.

On May 1, 2013 employment agreements were executed with the following individuals and as of July 20, 2013 the following amounts of stock were due to these individuals: Heather Blair was issued 80,000 shares of common stock pursuant to an employment agreement with the company, which covered the months of May – July 2013; Ramiro Fauve was issued 20,000 shares of common stock pursuant to an employment agreement with the company, which covered the months of June 2013; and Matt Tezak was issued 48,000 shares of common stock pursuant to an employment agreement with the company, which covered the months of May – July 2013.

Item 16.  Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

Exhibit            Description

-------

-----------

   3

Articles of Incorporation, By-Laws

  (i)      Articles of Incorporation and amendments.

  (ii)     By-Laws.

   5

Consent and Opinion of J.M. Walker & Associates, Attorneys at

  Law regarding the legality of the securities being registered

  10.1

Employment agreement between the registrant and Donald Mack

  10.2

Employment agreement between the registrant and Robert Paladino

  10.3

Stock Option Agreement between DMC and George Palmer

  10.4

Stock Option Agreement between DMC and Donald Mack

  11

Statement of Computation of Per Share Earnings

  This Computation appears in the Financial Statements.

  21

List of Subsidiaries.

  23.1

Consent of Certified Public Accountant.

Item 17.  Undertakings

----------------------

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchase and will be considered to offer or sell such securities to such purchaser:

           i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

         iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

         iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  The registrant is relying on Rule 430B (230.430B of this chapter):

   A.  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

   B.  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (6)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

   i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

   ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Parker, State of Colorado, on December 19, 2013.

DMC Beverage Corp.

By: /s/ Donald Mack

            Donald Mack

            Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:  /s/Donald Mack

Dated: December 19, 2013

           Donald Mack

           Chief Executive Officer

           Director

By:  /s/Kerry Roberts

Dated: December 19, 2013

           Kerry Roberts

           Chief Financial Officer

By:  /s/Robert Paladino

Dated: December 19, 2013

           Robert Paladino

           Chief Revenue Officer

By:  /s/Donald Slater

Dated: December 19, 2013

           Donald Slater

           Chief Operating Officer

By:  /s/George Palmer

Dated: December 19, 2013

           George Palmer

           Secretary

           Director

By:  /s/Yankel Rosenthal

Dated: December 19, 2013

           Yankel Rosenthal

           Chairman of the Board